Exhibit (g.2)

CUSTODY SERVICES AGREEMENT

among

Each Company Signatory Hereto on Behalf of Each of Its Funds or Series,

BlackRock Institutional Trust Company, N.A.

and

JPMorgan Chase Bank, N.A.

Dated as of November 18, 2021

TABLE OF CONTENTS

1.	BACKGROUND AND STRUCTURE	1

2.	SERVICE PRINCIPLES	2

3.	SERVICES	4

4.	PERFORMANCE; SERVICE LEVELS	8

5.	PROVIDER PERSONNEL; USE OF LOCATIONS	10

6.	BTC RESPONSIBILITIES; RELIANCE ON INFORMATION	13

7.	FEES, INVOICING AND PAYMENT	16

8.	TERM AND TERMINATION	20

9.	DISENGAGEMENT ASSISTANCE	25

10.	COMPLIANCE WITH LAWS, POLICIES AND USE RESTRICTIONS	25

11.	DATA PROTECTION	30

12.	PERSONAL INFORMATION	33

13.	INTELLECTUAL PROPERTY RIGHTS	35

14.	CONTRACT AND PROJECT MANAGEMENT	37

15.	AUDIT / RECORDS / LEGAL DISCOVERY	37

16.	CONFIDENTIALITY	41

17.	REPRESENTATIONS AND WARRANTIES	45

18.	INSURANCE AND RISK OF LOSS	48

19.	INDEMNIFICATION	48

20.	LIABILITY; LIABILITY LIMITATIONS	53

21.	DISPUTE RESOLUTION.	55

22.	DEFINITIONS	56

23.	MISCELLANEOUS	66

Custody Services Agreement	-i-

Exhibit A	Lending Funds

Exhibit B	Physical Security and Data Safeguards

Exhibit C	Disengagement Assistance

Exhibit D	Electronic Access Terms

Schedule 1-A	Service Levels

Schedule 1-B	Commercial Terms Schedule

Custody Services Agreement	-ii-	CONFIDENTIAL

CUSTODY SERVICES AGREEMENT

This Custody Services Agreement (this “Agreement”) is made and entered into on this 18th day of November, 2021 (the “Effective Date”) by and among JPMorgan Chase Bank, N.A., (“Provider”), the entities signatory hereto (each, a “Company”) on behalf of each of the respective funds and series thereof set forth in Exhibit A severally (each, a “Lending Fund”), as such exhibit may be amended from time to time, and BlackRock Institutional Trust Company, N.A. (“BTC”), acting as securities lending agent on behalf of each of the Lending Funds. Except as specifically stated, each Lending Fund executing this Agreement will be obligating itself only with respect to itself, and not with respect to any other entity. References to a “Party” herein refer to Provider, BTC or the applicable Lending Fund or Lending Funds, and references to the “Parties” herein refer to Provider, BTC and the applicable Lending Fund or Lending Funds. This Agreement consists of the general terms and conditions below and all Exhibits and Schedules attached hereto.

NOW, THEREFORE, for and in consideration of the Parties’ agreements set forth below and intending to be legally bound, the Parties hereby agree as follows:

1.	BACKGROUND AND STRUCTURE

1.1	Background and Purpose.

(a)

BTC acts as the agent for each Lending Fund for the purpose of lending Securities to Borrowers pursuant to a Fourth Amended and Restated Securities Lending Agency Agreement, dated January 1, 2021 (as may be amended from time to time, the “Securities Lending Agreement”) and such loans are secured with (among other things) cash (the “Collateral”) that Lending Funds invest in Issuer.

(b)

BTC, on behalf of the Lending Funds, desires that Provider facilitate, amongst other activities, the delivery and receipt of Securities and cash related to securities lending activities by (i) consolidating for delivery to Borrowers, certain securities to be loaned to Borrowers, in a single securities account, established and maintained by Provider for the benefit of BTC on behalf of the Lending Funds (the “Pass Through Account”), (ii) establishing and maintaining Cash Accounts and Other Cash Accounts and (iii) providing financing, as set forth in this Agreement, for the prompt and full return to the Borrowers of Collateral with respect to Returned Securities upon such Borrower’s delivery of Returned Securities to Provider for transfer to the applicable Lending Fund.

(c)

On or after the date of this Agreement, certain other funds for which BTC also acts as securities lending agent will enter into one or more agreements with Provider having terms and conditions that are substantially similar to the terms and conditions of this Agreement (the “Other Funds” and the “Other Agreements”, respectively). The Pass Through Account established under this Agreement is the same Pass Through Account referred to under the Other Agreements and will be used to hold Securities of the Lending Funds and the Other Funds.

(d)	Provider specializes in performing services of a custodian, securities intermediary, bank, lender and the other services encompassed by the Services.

(e)

The purpose of this Agreement is to establish the general terms and conditions applicable to the establishment and maintenance of the Pass Through Account and Provider’s provision of certain custody and related services required to facilitate securities lending by the Lending Fund for the benefit of the applicable Borrower.

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1.2	Objectives. Subject to Section 23.14(c), the Parties have agreed upon the following objectives to be accomplished by this Agreement:

(a)	to leverage Provider’s capability to deliver Services in accordance with the Standard of Care;

(b)	to gain access to Provider’s high caliber, knowledgeable, experienced and skilled pool of resources that will provide each Lending Fund with value-added strategic thought, vision and leadership;

(c)	to use technologically current tools, Equipment and Software in performing the Services; and

(d)

to establish a global relationship and contract governance structure combined with a single, integrated Service delivery model to facilitate the use of consistent, integrated approaches and processes across geographies, including the Americas and other jurisdictions, as agreed by the Parties from time to time.

1.3	Structure of Agreement.

(a)	Services Agreement. This Agreement is an agreement governing the relationship between the Parties solely with regard to Provider’s provision of Services to each Lending Fund.

(b)

Fees. Provider will charge BTC, on behalf of BTC and each Lending Fund, for any Services rendered pursuant to this Agreement in accordance with the applicable terms and conditions set forth in Schedule 1-B (Commercial Terms Schedule). Provider will not charge BTC, on behalf of any Lending Fund, any implementation fees, except as set forth in Schedule 1-B (Commercial Terms Schedule).

2.	SERVICE PRINCIPLES

2.1

Generally. Provider will (i) establish and maintain the Pass Through Account as a segregated account that is a securities account, and hold Securities therein separate from Provider’s assets and separate from Provider’s other entitlement holders’ assets (except for the Other Funds’ assets, which may be commingled with the Lending Funds’ Securities in the Pass Through Account), (ii) promptly comply with Proper Instructions and (iii) provide the other services, functions and responsibilities set forth in this Agreement, including any that may be modified in accordance with the Change Procedures set forth in Section 2.3 and Schedule 1-A during the term of this Agreement and as they may be supplemented, enhanced, modified or replaced (collectively, the “Services”) for the applicable Lending Funds:

(a)

the services, functions and responsibilities described in Article 3 and Schedule 1-A (Service Levels) hereto, excluding any services, functions or responsibilities that are expressly described as the responsibility of a Lending Fund or a third party; and

(b)

any services, functions or responsibilities not specifically described in this Agreement, but which are an inherent part of the Services and required for the proper performance or provision of the Services.

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(c)

Except as provided above, Provider will not be responsible for any duties or obligations that it does not expressly undertake to perform pursuant to the terms of this Agreement and no such duties will be implied or inferred. Provider’s duties will not include any obligation to monitor compliance by any Lending Fund or any other person with any restriction or guideline imposed by such Lending Fund’s formation or offering documents, by contract or by Law or otherwise, including, but not limited to, the manner in which the assets of the Lending Funds are invested. Except as expressly provided herein (including, without limitation, the Standard of Care applicable to the Provider), BTC and each Lending Fund hereby acknowledge and assume all risks associated with the establishment of an account of the type of the Pass Through Account.

2.2	Non-Exclusive Services/Cooperation with Third Parties/New Services.

(a)	No Minimum Commitments. The Parties acknowledge that the Services contain no minimum volume or revenue commitments to be provided by BTC or any Lending Fund to Provider.

(b)

Third Party Service Providers. Nothing set forth in this Agreement shall prohibit any entity for which BTC acts in a capacity as securities lending agent, trustee and/or other agent that is not a Lending Fund as of the Effective Date from entering into an arrangement with third parties to provide to such entity (or respective fund or series thereof) services similar to the Services provided by Provider hereunder to the Lending Funds.

(c)	New Services. BTC or any Lending Fund may, at its discretion, perform itself or enter into arrangements with third parties to provide New Services.

(d)

Provider Cooperation. To the extent that BTC or any Lending Fund performs any New Services itself or Services that it is permitted to perform for itself in accordance with the terms of this Agreement, or retains Third Party Providers to do so, Provider will cooperate and coordinate with such entities as BTC or such Lending Fund reasonably requests, including by using Commercially Reasonable Efforts to modify its interfaces to those of the Lending Fund or other Third Party Providers to ensure compatibility among such systems and those of Provider, subject to reimbursement by BTC for material cost incurred by Provider.

2.3

Changes. The Change Procedures (as set forth in Schedule 1-A) will be used by the Parties for all Changes to the Services. Except as otherwise provided herein or therein, each Lending Fund reserves the right to reject Provider’s request for a Change to the Services if such Lending Fund believes the proposed Change will have a material impact on the provision of the Services, or if such Lending Fund or BTC, on behalf of such Lending Fund, is required to pay any fee or contribute any other resources to the Change; for the avoidance of doubt, BTC is liable for the payment of all fees under this Agreement.

2.4

Migration Plan from Current Operating Model. Within ninety (90) days from the Effective Date, the Parties will develop and agree on a migration plan with timelines setting forth the Parties’ commitment to migrate each function associated with the Services to Provider’s service delivery and technology platform. The Parties agree to use reasonable efforts to discuss progress on an ongoing basis and may mutually agree to modify the migration plan from time to time. Provider shall use its Commercially Reasonable Efforts to accomplish the migration within the timeframes set forth in the agreed migration plan. Provider acknowledges that it may become necessary to commit additional resources and personnel in order to satisfy such timelines.

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2.5	Due Diligence Complete. Provider hereby acknowledges that as of the Effective Date:

(a)

The Lending Funds have delivered or made available to Provider information and documents Provider has deemed necessary, including information and documents requested by Provider, for Provider to understand fully its obligations under this Agreement; and

(b)	Provider’s due diligence is complete and there will be no changes to this Agreement related in any way to Provider’s performance or non-performance of its due diligence.

3.	SERVICES

3.1	Terms of Appointment.

(a)

Provider Appointed as Custodian. Each Lending Fund hereby appoints Provider as a custodian of such Lending Fund’s Property and Provider agrees to act as such upon the terms and conditions hereinafter set forth. Any rules under the 1940 Act that are referenced in this Article 3 shall apply as may be applicable to a particular Lending Fund governed by such rules.

(b)

Safekeeping. As custodian, Provider shall have general responsibility for the safekeeping of all such Property of each Lending Fund that is received and accepted by Provider for credit to the Pass Through Account. Except as otherwise provided herein, all Property shall be segregated on Provider’s books and records from property held by Provider for its own account and for the account of Provider’s other customers, including pursuant to information provided by BTC to Provider, the Property of any Lending Fund from the Property of any other Lending Fund and from the property of any Other Fund. All such Property will be held or disposed of by Provider only upon receipt of Proper Instructions (which may be standing instructions), including with respect to the prompt delivery to Borrowers of Securities and the Returned Collateral (whether delivered or deemed delivered).

(c)

Use of Depositories. To the extent the nature of a Security may require or it is customary for such Security, Provider may deposit and/or maintain Securities owned by a Lending Fund in a Depository in compliance with the conditions of Rule 17f-4 under the 1940 Act. Securities held by Provider in a Depository will be held subject to the customary rules, terms, and conditions of such Depository and, on the basis of such terms, a Depository may have a security interest or lien over, or right of set-off in relation to the Securities. Where Securities are held in a Depository, Provider shall identify on its records as belonging to Lending Fund, a quantity of Securities as part of a fungible bulk of Securities held in Provider’s account at such Depository. To the extent permitted by applicable Law and consistent with market practice, Securities deposited in a Depository will be represented in accounts that include only assets held by Provider for its customers. The Lending Funds acknowledge that Provider may use domestic Depositories and their related nominees to hold, receive, exchange, release, lend, deliver and otherwise deal with Securities and to receive and remit, on behalf of a Lending Fund, all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof.

3.2

Service Levels. Schedule 1-A (Service Levels) sets forth the Service Levels applicable to the Services under this Article 3. Provider will perform the Services under this Article 3 in accordance with such Service Levels and Article 4.

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3.3

Registration. Certificated Securities held by Provider (other than bearer securities) will be registered in the name of Provider or any nominee of Provider, or in the name or nominee name of any agent that is properly appointed. All Securities accepted by Provider on behalf of a Lending Fund will be in “street name” or other good delivery form. The Parties hereby expressly agree that all Securities credited to the Pass Through Account is to be treated as a financial asset under Article 8 of the UCC.

3.4

Duties of Provider under Applicable Laws. Provider shall comply with all duties and standards for the performance of the duties set forth in this Agreement and of a securities intermediary set forth in UCC Sections 8-504 through 8-508, subject to UCC Section 8-509 and other applicable Laws.

3.5	Maintenance of Records.

(a)

Provider will (i) create and maintain all records relating to its Services hereunder as set forth in Section 15.5 and (ii) at BTC’s request, supply BTC with a list of Lending Funds’ Securities credited to the Pass Through Account, including the CUSIP, SEDOL or ISIN number or other unique identifier of each Security and any other information regarding the Securities reasonably requested by BTC and available to Provider. At all times during the term of this Agreement, Provider shall furnish to BTC access to Provider’s then-existing online, electronic account reporting and information system with respect to the Pass Through Account. The Parties agree that the use of such system shall be subject to the Provider’s Electronic Access Terms, as set forth in Exhibit D.

(b)

Provider will furnish BTC for the benefit of each Lending Fund with such daily information regarding the positions and activity of the Lending Funds’ cash, Securities and other assets credited to the Pass Through Account, the Cash Account and the Other Cash Account, as applicable, as Provider and BTC will from time to time agree.

(c)

Provider will provide BTC, for the benefit of each Lending Fund, at such times as such BTC may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding Securities, including Securities deposited and/or maintained in a U.S. Securities System or with an Eligible Securities Depository, relating to the Services provided by Provider hereunder; such reports will be of sufficient scope and in sufficient detail as may reasonably be required by BTC to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports will so state.

(d)	Provider will assist generally in providing data for the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

3.6	Loans, Advances and Waiver.

(a)

Subject to the terms and conditions set forth herein, in connection with the Securities on loan from any Lending Fund and/or Other Fund to a Borrower (the “Securities Loan”), (i) Provider shall transfer the Returned Securities to the Pass-Through Account for distribution by BTC to the Lending Funds and/or Other Funds that loaned such Securities to the Borrower that returned such Securities and (ii) Provider may, at its sole discretion, make intraday advances to the Lending Funds from time to time (each an “Advance” and collectively “Advances”), consisting of loans in the principal amount equal to such Lending

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Fund’s Pro Rata Portion of (x) mark to market payments transferred to Borrower with respect to Securities on loan to Borrower during the term of such Securities Loan or (y) the Returned Collateral to be transferred to Borrower upon the transfer by such Borrower to Provider for the benefit of the relevant Lending Fund of Returned Securities, free of interest, provided, that, such Advances are repaid to Provider in full on the Funding Date. For the avoidance of doubt, (1) in no event shall any Advance include any amounts transferred or debited from the Cash Account to any Borrower to satisfy the obligations set forth in clauses (x) and (y) above (a “Cash Account Debit”) and (2) only for purposes of item (ii) above, a Securities Loan may consist of Securities denominated in U.S. dollars or any foreign currency, may be implemented through the Pass Through Account or otherwise, and payments to the Borrower in relation to a Securities Loan may or may not be linked to the delivery of the Securities; provided that any such payments to the Borrower shall always be denominated in U.S. dollars.

(b)

Subject to the terms and conditions set forth herein, each Lending Fund agrees to (x) be liable to Provider for the repayment in full of all Obligations that are incurred by such Lending Fund and (y) secure for the benefit of Provider the portion of the Obligations that are incurred by such Lending Fund.

(c)

To the extent any Securities Loan is reallocated from an original lender thereof (the “Original Lending Fund”) to another Lending Fund or Other Fund (the “New Lending Fund”), on the date of such reallocation (the “Constructive Funding Date”), BTC’s books and records will be marked to indicate, (i) the return to the Original Lending Fund of the Returned Securities, (ii) the return to Borrower of the value of the Returned Collateral (which shall constitute either an Advance by the Provider to the Original Lending Fund under Section 3.6(a) of this Agreement or the Other Agreements, as applicable, or a Cash Account Debit), (iii) a Securities Loan by the New Lending Fund to the Borrower of Securities equivalent to the Returned Securities, (iv) the redemption of the investment with the Issuer of cash equal to the value of the Returned Collateral for the benefit of the Original Lending Fund and (v) the investment with the Issuer for the benefit of the New Lending Fund of cash equal to the value of the Returned Collateral; and on such Constructive Funding Date, Provider, Borrower, Original Lending Fund and New Lending Fund shall be deemed to have taken all actions required to implement the foregoing; provided, that, the foregoing is implemented only by the update of BTC’s books and records which BTC shall do intraday on a daily basis to indicate all Securities Loans and reallocations thereof and provide such books and records to Provider. For the avoidance of doubt, the Provider’s right to enforce its security interest against the Original Lending Fund’s Pledged Shares on any Constructive Funding Date as set forth in Section 3.6(f) below, the Other Agreements, the Control Agreement and applicable Law, shall be based on the Transfer Agent’s books and records.

(d)

Each Lending Fund unconditionally promises to pay to Provider in full, in immediately available funds, without deduction, setoff or counterclaim, the (i) principal amount of each Advance made for such Lending Fund’s benefit and (ii) Extension Interest on the principal amount of any Extended Loan (collectively, the “Obligations”). The principal amount of each Advance is due and payable to the Provider Deposit Account on demand. Any Advance that is not repaid on the Funding Date (an “Extended Loan”) will bear interest at the applicable rate agreed by the Parties in writing from time to time for such Advances commencing on and including the Funding Date, and ending on but excluding the date such Extended Loan is repaid in full (“Extension Interest”).

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(e)

Each Lending Fund hereby grants to the Provider, to secure the payment of the portion of the Obligations that are incurred for such Lending Fund’s benefit, a security interest in all of the Lending Fund’s right, title and interest in, to and under the Pledged Shares, wherever located, whether now owned or hereafter acquired or arising and whether governed by Article 9 of the UCC or other law.

(f)

Upon the failure of the Lending Fund to repay to Provider the principal amount of any Advance made for the benefit of such Lending Fund in full on demand (an “Exclusive Control Event”), Provider may deliver a Notice of Exclusive Control to the Transfer Agent with respect to the applicable Lending Fund’s Account, that directs the Transfer Agent to cause Issuer, on behalf of its relevant Issuer Fund to redeem Pledged Shares registered in the name of such Lending Fund, with a net asset value equal to the value of the outstanding Obligations and transfer the proceeds of such redemption to the Provider Deposit Account and until such amount is credited in full to the Provider Deposit Account, Provider shall have exclusive control of the applicable Lending Fund’s Account. Provider hereby agrees to provide prior notice to BTC and an opportunity for the applicable Lending Fund to repay such Advance before delivering a Notice of Exclusive Control to the Transfer Agent; provided, however, that Provider shall not be required to provide such prior notice if Provider, in its reasonable business judgment, determines that, due to unusual market conditions or other special circumstances, a delay would be likely to materially prejudice its ability to recover the Advances. If Transfer Agent does not comply with a Notice of Exclusive Control as set forth in the Control Agreement, Provider shall, without any other notice to or demand upon (other than to the extent either notice or demand is required by law, this Agreement or the Control Agreement) BTC, the Lending Fund, the Company or any other person, have in any jurisdiction in which enforcement hereof is sought, all rights and remedies of a secured party under the UCC, under other applicable law, under this Agreement, the Control Agreement and in equity.

(g)

Regardless of any rights or remedies Provider may have pursuant to applicable law or otherwise, other than to the extent provided in clauses (x) and (y) of the last sentence of this Section 3.6(g), Provider (i) agrees it will not exercise any right of recoupment, setoff or debit against the Property or the Pledged Shares (other than with respect to Obligations and only to the extent provided in Section 3.6(f) above), for any amounts owed to Provider, including Fees, provisional payments of interest, dividends, or other distributions made to the Pass Through Account (collectively, “Unsecured Obligations”) and (ii) hereby waives any lien it has against the Property and expressly agrees that the Pledged Shares do not secure any Unsecured Obligations; provided that Provider may, by giving written notice to BTC, terminate this Agreement as of the date specified in a notice of termination if BTC is five (5) months in arrears on any undisputed Unsecured Obligations payable to Provider and fails to make payment within thirty (30) days following a written notice from Provider that it will terminate this Agreement if the undisputed Unsecured Obligations remain unpaid. For the avoidance of doubt, and without prejudice to Provider’s rights under applicable Law, Provider may set off against any (x) Obligations of such Lending Fund, any amount in any currency standing to the credit of that Lending Fund in any Cash Account and (y) Unsecured Obligations of such Lending Fund, any amount in any currency standing to the credit of that Lending Fund in any Other Cash Account.

3.7

Cash Accounts and Other Cash Accounts. Any cash Collateral received by or on behalf of Provider for the account of BTC, on behalf of a Lending Fund, will be deposited into one or more cash accounts maintained by Provider in New York (the “Cash Accounts”) in the name of BTC, on behalf of a Lending Fund, and will constitute a debt owing to BTC, on behalf of such Lending

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Fund, by Provider as banker. Any cash, other than cash Collateral, received by or on behalf of Provider for the account of BTC, on behalf of a Lending Fund (including cash proceeds of Securities Loans and the securities credited to the Pass Through Account), will be deposited into one or more cash accounts maintained by Provider in New York (the “Other Cash Accounts”) in the name of BTC, on behalf of a Lending Fund, and will constitute a debt owing to BTC, on behalf of such Lending Fund, by Provider as banker. For the avoidance of doubt, cash Collateral shall only be credit to the Cash Accounts and in no event shall any cash Collateral ever be credited to any Other Cash Account. Provider will use best efforts to ensure that such Cash Accounts and Other Cash Accounts are insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the FDIC.

3.8

No Disclosure per Shareholder Request. With respect to Securities and Exchange Commission Rule 14b-2 under the U.S. Shareholder Communications Act regarding disclosure of beneficial owners to issuers of Securities, Provider is instructed not to disclose the name, address or Securities positions of a Lending Fund in response to shareholder communications requests regarding a Lending Fund.

4.	PERFORMANCE; SERVICE LEVELS

4.1

Standard of Care. Provider will perform the Services (including in selecting, retaining and using agents or retaining Authorized Data Sources) in a manner that meets the following standards of performance (collectively, the “Standard of Care”) as applicable to each:

(a)

with the exercise of that level of care at least at the same standard of care as Provider provides for itself and/or its Affiliates with respect to similar services, and without the exercise of any Bad Acts;

(b)	in a manner that meets Provider’s obligations under this Agreement, including the Service Levels; and

(c)	with the skill and care that may reasonably be expected of a first class international financial services provider of asset custody, processing and related services.

4.2	Service Levels. Subject to the terms and conditions of this Agreement, each Party will perform its obligations under the Service Level Schedules and cause its third party providers to do likewise.

4.3	Performance Issues.

(a)	Provider Non-Performance.

(i)

If Provider becomes aware of a situation where it has failed or reasonably expects to fail to comply with the Service Levels, or otherwise with its other obligations under this Agreement in any material respect, Provider will promptly inform the applicable Authorized Person of such situation, the situation’s impact or expected impact and Provider’s action plan to minimize or eliminate such impact.

(ii)

Provider will promptly notify such Authorized Person upon becoming aware of any circumstances that may reasonably be expected to jeopardize the timely and successful completion or delivery of any Service, Project or deliverable.

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(iii)	Provider will inform such Authorized Person of any steps Provider is taking or will take to minimize, eliminate or remediate such impact, and the projected actual completion (or delivery) time.

(b)	BTC/Lending Fund Non-Performance.

(i)

If BTC becomes aware of a situation where it or a Lending Fund has failed or reasonably expects to fail (or a Third Party Provider has failed or reasonably expects to fail) to comply with its obligations hereunder in any material respect, BTC will promptly inform Provider of the situation’s impact or expected impact.

(ii)

Provider will use Commercially Reasonable Efforts to perform its obligations on time and to prevent or circumvent such problem or delay, notwithstanding BTC’s or such Lending Fund’s (or its Third Party Provider’s) failure to perform.

(c)	Service Failures.

(i)

To the extent Provider experiences a problem or delay in providing the Services, Provider will promptly notify the applicable Authorized Person and use Commercially Reasonable Efforts to continue performing the Services in accordance with the Service Levels.

(ii)

The Lending Funds and BTC will use Commercially Reasonable Efforts to mitigate the impact of Provider’s non-performance to the extent the problem or delay relates to matters described in Section 4.3(c)(i).

(iii)

If Provider is unable to meet its obligations under this Agreement as a result of the matters described in Section 4.3(b)(i), Provider’s non-performance of the affected Services will be excused to the extent that Provider provides the affected Lending Funds with reasonable notice of such non-performance and uses Commercially Reasonable Efforts to perform notwithstanding such Lending Fund’s failure to perform.

(iv)	Material costs incurred by either Party in the event of a delay or failure for reasons outside of the control of the Parties will be allocated as agreed between the Parties.

(d)

Resource Reprioritization. If Provider becomes aware of a situation where it has failed or reasonably expects to fail to comply with the Service Levels, or otherwise with its other obligations hereunder, Provider will use Commercially Reasonable Efforts to reprioritize or reset the schedule for Provider Personnel’s existing work activities without impacting the established schedule for other tasks or the performance of the Services in accordance with the Standard of Care. If an impact cannot be avoided, Provider will promptly notify the applicable Authorized Person of the anticipated impact.

4.4

Adjustments. At least annually the Parties will review the Service Levels and will make adjustments to them as appropriate to reflect changing business priorities or improved performance capabilities associated with advances in technology and methods used to perform the Services.

4.5

Additional Lending Funds. If additional series of exchange-traded products in addition to those listed in Exhibit A hereto are established and BTC, on behalf of such series, desires to have Provider render Services under the terms of this Agreement, it shall so notify Provider in writing, and if

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Provider agrees in writing to provide such Services (which agreement will not be unreasonably withheld, conditioned or delayed), such series of exchange-traded products shall each become a Lending Fund hereunder and Exhibit A shall be appropriately amended. Schedule 1-B (Commercial Terms Schedule) will be amended as necessary if any classes are added to any Lending Fund.

5.	PROVIDER PERSONNEL; USE OF LOCATIONS

5.1

Provider Personnel. “Provider Personnel” means all of the employees of Provider and Provider Affiliates who perform any Services. A Lending Fund may request, and Provider will furnish, a staffing plan regarding Provider Personnel for a Service at any time during the Term.

(a)	Qualifications. All Provider Personnel must be:

(i)	suitable and fully trained (including satisfying relevant regulatory training and competence requirements);

(ii)	properly supervised and subject to well-defined operating procedures;

(iii)	familiar with the products of the applicable Lending Fund and the applicable regulatory requirements to the extent reasonably necessary for the performance of the applicable function; and

(iv)	available upon reasonable prior notice when required by a Lending Fund for training.

(b)

Advisements. Provider acknowledges and agrees that, in the course of providing the Services, Provider Personnel may have access to, or acquire, knowledge of confidential, proprietary or sensitive information regarding the Lending Funds or clients or other parties with whom the Lending Funds have a relationship. Provider will advise such Provider Personnel of the standards imposed upon them with respect to the Services they render pursuant to the terms of this Agreement, which advisement may occur through, among other things, general policies (e.g., standard of conduct) of Provider that are applicable to Provider Personnel.

(c)

Agreements. Provider shall at all times have in place with all Provider Personnel agreements (either directly or indirectly through their respective employers): (i) with respect to confidentiality, the scope of which includes BTC Confidential Information and which contains confidentiality obligations consistent with Provider’s obligations under this Agreement; and (ii) respecting Intellectual Property Rights as necessary for Provider to fulfill its obligations under this Agreement. This obligation with respect to Provider Personnel may be fulfilled through Provider’s general policies (e.g., Provider standard of conduct) in effect from time to time, provided that such general policies are consistent with the requirements set forth herein.

(d)

Compliance with Code of Conduct. Provider will at all times through the Term maintain a code of conduct applicable to its personnel and enforce such code of conduct. Upon request by BTC or any Lending Fund, Provider will provide a copy of such code of conduct to BTC or the applicable Lending Fund.

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(e)

Background Checks. Provider will maintain as part of its standard hiring practices a requirement to perform background checks with respect to Provider Personnel and Contract Workers in accordance with applicable Law. To the extent permitted under applicable Law, Provider will conduct adequate background screenings based on FDIC guidelines, federal bonding requirements and any other applicable regulatory requirements on all Provider Personnel and Contract Workers who will provide Services to the Lending Funds that, subject to any local Law restrictions or requirements, at a minimum address criminal and sanctions searches, and, for personnel in the United States, fingerprinting and drug testing as applicable given the nature of an individual’s position and role, in accordance with applicable Law. Provider will not assign to any BTC matter, any individual (i) that has been convicted of a crime involving dishonesty, breach of trust or money laundering, or (ii) is disqualified in accordance with FDIC guidelines. Provider will conduct pre-employment screenings of all new Provider Personnel and Contract Workers who will provide Services to the Lending Funds in a manner consistent with Provider’s pre-employment screening policies and procedures. Upon BTC’s request, Provider will provide to BTC a summary of Provider’s hiring practices and pre-employment screening policies and procedures (including the typical background checks), for each location from which the Services (other than shared or centralized custody functions within Provider or technology infrastructure, development or support) are performed.

(f)	Resource Sufficiency; Reductions.

(i)

On a semi-annual basis (or at such frequency otherwise agreed to by the Parties), Provider will provide a report to the Lending Funds indicating the headcount for Provider Personnel who are providing Services generally during the prior period. Such reports will reflect how resourcing is allocated across each function and provide status updates on any previously agreed to changes that are in process.

(ii)

During meetings on a semi-annual basis (or at such frequency otherwise agreed by the Parties), the Parties will discuss any concerns that the Lending Funds may have with respect to any turnover and, as applicable, the plans of Provider to address excessive turnover, and the status of Provider’s implementation of such plans.

(iii)	Provider will notify the Lending Funds prior to implementing any plan to materially decrease its staffing of the Services.

(g)

Replacement. Any Lending Fund may request that Provider reassign any Provider Personnel from the team that provides Services to such Lending Fund on any lawful grounds. Provider will consider the input of such Lending Fund when determining, at its sole discretion, whether to reassign such Provider Personnel. The timing for transfer, reassignment or replacement of Provider Personnel will be closely coordinated with the requirements for timing and other elements of the Services so as to maintain continuity in the performance of the Services.

(h)

Immigration. Each Party is responsible for handling and processing all immigration and employment-related issues and requirements (including processing visas and ensuring compliance with all applicable Laws) arising in connection with its personnel, and the other Party will not be required to participate in any such immigration or visa activities.

(i)	Non-Disclosure of Service Relationship.

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(i)

Generally. During the Term, Provider (including its Affiliates and their personnel) will refrain from directly or indirectly publicly naming BTC, any Lending Fund, or any of their products as customers of the Services in any marketing or advertising campaigns (including, without limitation, in any press release) without BTC’s or such Lending Fund’s prior consent.

(ii)	Remediation. Provider will make reasonable efforts to promptly remediate any violation, including, if so requested by a Lending Fund, by affirmatively retracting prohibited disclosures.

(iii)

Exceptions. Disclosures that would otherwise be prohibited under this Section 5.1 will be permitted if Provider determines based on advice of counsel, such disclosures are necessary for Provider to fulfill legal obligations or regulatory requirements. In addition to any other permitted disclosures, Provider will be permitted to disclose the identity of BTC or a Lending Fund as a client (A) internally at Provider and Affiliates thereof, (B) in response to specific questions posed to Provider by securities analysts or institutional investors, (C) in any Provider request for proposal response, (D) in a list of representative clients in individual client presentations, or (E) upon consent of BTC, which will not be unreasonably withheld, conditioned or delayed. For the avoidance of doubt, Provider is permitted to include information with respect to the Services when Provider provides aggregated, non-client-specific statistics with respect to the scope of its overall industry servicing, including, without limitation, assets under custody and assets under administration.

5.2	Key Provider Positions.

(a)

Prior Notice of Removal/ Replacement. Provider shall not remove or replace with any other person, any individual serving in a Key Provider Position without providing prior notice to the BTC Relationship Manager unless such person in a Key Provider Position is being terminated or suspended and notification is not practicable under the circumstances.

(b)

BTC Review. Before assigning an individual to a Key Provider Position, whether as an initial assignment or as a replacement, Provider will: (i) notify the affected Lending Fund of the proposed assignment; (ii) specify how long that individual has been employed by Provider; (iii) at a Lending Fund’s request, introduce the individual to appropriate representatives of such Lending Fund; and (iv) consult with such Lending Fund prior to implementing such assignment. A Lending Fund may reasonably request different or additional Key Provider Positions during the Term, and Provider will comply with such requests except as prohibited by applicable Laws. The Parties may agree upon other conditions relating to Key Provider Positions from time to time.

(c)

Governance Positions. The Parties will establish a governance structure for the provision of Services to the Lending Funds and will consult with one another with respect to the appointment of persons to the positions for internal face-off on day-to-day matters. Each of Provider and the Lending Funds, in its sole discretion, will make the final determination with respect to persons appointed on its behalf.

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6.	BTC RESPONSIBILITIES; RELIANCE ON INFORMATION

6.1	BTC Obligations.

(a)

Other than (i) breaches by BTC of its obligations to indemnify or adhere to obligations with respect to confidentiality or the use or protection of Provider’s Intellectual Property Rights, or (ii) failure by BTC, on behalf of a Lending Fund, to (A) pay undisputed amounts when due, (B) comply with its obligations under Section 3.6 of this Agreement, or (C) comply with any applicable obligations under the Control Agreement, the failure of BTC to perform any of its responsibilities will not be deemed a breach of this Agreement for the purposes of determining Provider’s rights to terminate or suspend Services under this Agreement.

(b)	Subject to Sections 4.3 and 6.1(a) above, BTC will:

(i)	perform, and cause Third Party Providers to perform, as required hereunder;

(ii)	give Provider such Proper Instructions as Provider reasonably requests to enable Provider to fulfill its duties and obligations hereunder;

(iii)	provide, and cause Third Party Providers to make available, information and data to Provider as reasonably required for Provider to be able to perform its obligations hereunder; and

(iv)	use commercially reasonable review and control procedures that are designed to ensure that:

(A)

all trade instructions delivered to Provider are duly authorized and comply with applicable Laws and internal compliance procedures, policies and investment restrictions applicable to the Lending Funds; and

(B)	information and data provided by the Lending Funds is accurate.

(c)

BTC will bear all expenses incurred by the Lending Funds’ operation of their business that are not assumed by Provider under this Agreement. Notwithstanding the foregoing, BTC and the Lending Funds will not be responsible for the cost of any conversions to Provider systems or changes required to be made to BTC Technology in order to accommodate such conversions, except to the extent such a Change is expressly requested to be accelerated or otherwise modified in any material respect by BTC or a Lending Fund and with the agreement of BTC.

(d)	Deemed Representations and Warranties.

(i)

To the extent Provider is required to give (or is deemed to have given) any representation or warranty to a third party relating to any Lending Fund in order to complete the relevant transaction in connection with the issuance or transmission of trade notifications, confirmations and/or settlement instructions, whether using facsimile transmission, industry messaging utilities and/or the proprietary software of Third Party Providers, clearing agencies, depositories and other securities systems, such Lending Fund will be deemed to have made such representation or warranty to Provider, except to the extent that any breach or alleged breach of such representation or warranty results from Provider’s failure to perform its obligations hereunder in accordance with the Standard of Care.

(ii)

To the extent that Provider is required to give (or will be deemed to give) any such representation or warranty relating to the Lending Funds other than in accordance with normal market practices, it will notify and obtain the written consent of the Lending Funds (or BTC, on behalf of the Lending Funds) in advance of giving such representation or warranty.

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(iii)	Provider will provide each Lending Fund with a quarterly report setting forth all actions taken on behalf of such Lending Fund under this Section 6.1(d).

(e)	Proper Instructions.

(i)

Provider will follow such authentication procedures as may be agreed upon with BTC, on behalf of all Lending Funds, from time to time for purposes of verifying that purported Proper Instructions have been originated by an Authorized Person. BTC will cause all instructions to comply with such agreed upon procedures and shall cause oral instructions to be promptly confirmed in writing. Oral instructions may be accepted by Provider if it reasonably believes them to have been originated by an Authorized Person.

(ii)

BTC acknowledges that the authentication procedures agreed to by the Parties are intended to provide a commercially reasonable degree of protection against unauthorized transactions of certain types and that such authentication procedures are not designed to detect errors. Such procedures may include the introduction of security codes or passwords in order that Provider may verify that electronic transmissions of instructions have been originated by an Authorized Person. Any purported Proper Instruction received by Provider in accordance with an agreed upon authentication procedure will be deemed to have originated from an Authorized Person and will constitute a Proper Instruction hereunder for all purposes.

(iii)

Provider will use Commercially Reasonable Efforts to act upon and comply with any subsequent Proper Instruction that modifies a prior instruction, but cannot guarantee that such efforts will be successful in the event that it has already acted upon the original Proper Instruction.

(iv)

Provider’s sole obligation with respect to any written Proper Instruction that is intended to confirm a prior oral instruction shall be to use Commercially Reasonable Efforts to detect any discrepancy between the original instruction and such confirmation in a manner consistent with the Standard of Care and to report such discrepancy to BTC. BTC will be responsible, at its expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and, to the extent such action requires Provider to act, BTC will give Provider specific Proper Instructions as to the action required.

(v)

An appropriate officer of each Lending Fund will maintain on file with Provider his or her certification to Provider, of the names, powers and signatures of the Authorized Persons. If there is any change in the information set forth in the most recent certification on file (including, without limitation, any person named in the most recent certification who is no longer an Authorized Person as designated therein), an appropriate officer of the applicable Lending Fund will sign a new or amended certification that will include any additional or omitted names, signatures or powers. Provider will be entitled to rely and act upon any request, direction, instruction, or certification in writing that is signed by an Authorized Person of a Lending Fund who is named in the most recent certification given to Provider by

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BTC (only with respect to such Lending Fund). Any request, direction, instruction, or certification in writing signed by an Authorized Person of the Lending Fund shall remain in effect only until such time as Provider has had a reasonable opportunity to begin to act upon the immediately subsequent request, direction, instruction, or certification in writing signed by an Authorized Person of the Lending Fund.

(vi)	If and subject to appropriate security procedures agreed by the Parties, Proper Instructions may include communication effected directly between electromechanical or electronic devices.

(vii)

Provider will have no obligation to act in accordance with purported Proper Instructions to the extent Provider reasonably believes that they conflict with the terms of this Agreement or applicable Law; provided, however, that Provider will have no obligation to ensure that any instruction received by it would not contravene any of the terms of this Agreement or any such Law.

(viii)

Provider will provide BTC and the relevant Lending Fund with prompt notification if it decides not to act in accordance with purported Proper Instructions and such notice will specify the reasons for its determination.

(ix)

If the Parties are in disagreement with respect to the existence of such a conflict, the dispute will be escalated in accordance with the dispute resolution procedures under Section 21, except that the Parties agree to accelerate the timeframes therein.

(f)	Signature Authority.

(i)

Each Lending Fund will appoint Provider as its authorized signatory for the limited purpose of signing communications issued by Provider on behalf of and in the name of such Lending Fund in connection with the discharge by Provider of its duties hereunder.

(ii)

Provider will exercise the foregoing authority in each instance by one of the following methods: (A) application of the facsimile signature of an authorized employee of any Lending Fund, as the same may be provided by such Lending Fund from time to time; (B) manual signature of a Provider employee authorized to act on behalf of such Lending Fund; or (C) as otherwise agreed by the Parties from time to time.

(iii)	The Parties will at all times maintain an updated list of Provider Personnel authorized to exercise the signature authority conferred hereby.

(iv)

The authority of Provider granted under this Section 6.1(f) will commence and be in full force and effect as of the Effective Date, and such authority will remain in force and be binding up to the time of the receipt by Provider of a written revocation of said authority and reasonable opportunity to act thereon or the termination or expiration of this Agreement.

(v)	Provider will provide BTC, on behalf of each Lending Fund, with a quarterly report setting forth all actions taken on behalf of such Lending Fund under this Section 6.1(f).

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6.2	Reliance on Information.

(a)

In the course of discharging its duties hereunder, Provider may act in reasonable reliance on the data and information provided to it by or on behalf of a Lending Fund or by any persons authorized by a Lending Fund including, without limitation, any Third Party Providers or Authorized Data Sources, provided such data or information does not conflict with Proper Instructions.

(b)

Provider will perform certain reconciliations, variance or tolerance checks or other specific forms of data review: (i) as specified herein; and (ii) in a manner consistent with all applicable procedures of Provider. Except as provided in the preceding sentence, Provider will have no responsibility for, or duty to review, verify or otherwise perform any investigation as to the completeness, accuracy or sufficiency of, any data or information provided by any Lending Fund, any persons authorized by any Lending Fund or any Third Party Providers, including, without limitation, any Authorized Data Sources or Authorized Persons. Provider will promptly notify the relevant Lending Fund if it becomes aware that any information received by it is incomplete, inaccurate or insufficient in a material respect, or in the event of a failure or delay by any person to provide information required by Provider to discharge its duties hereunder.

7.	FEES, INVOICING AND PAYMENT

7.1	Fees.

(a)

For the Services rendered pursuant to Article 3, BTC, with respect to each Lending Fund, agrees to pay to Provider the fees and expenses set forth in Schedule 1-B (Commercial Terms Schedule) to this Agreement (the “Fees”). Unless otherwise agreed in Schedule 1-B (Commercial Terms Schedule), Provider will be responsible for the compensation of all Depositories (in which Provider is the direct member or participant) and its other agents (in each case, to the extent selected by Provider).

(b)

Neither BTC nor any Company or series thereof will be required to pay Provider any amounts for or in connection with performing the Services and fulfilling Provider’s obligations hereunder other than the Fees and any amounts that Provider is expressly permitted to charge under the terms of this Agreement.

(c)

Except as Provider and BTC may otherwise agree, amounts payable with respect to a Project or Change will be payable upon acceptance by BTC in accordance with applicable acceptance testing procedures, if any.

7.2	Expenses.

(a)

Provider acknowledges and agrees that expenses that it incurs in performing the Services (including travel and lodging, document reproduction and shipping, and long distance telephone) are included in the charges and rates in Schedule 1-B (Commercial Terms Schedule). No such expenses will be separately reimbursable by BTC. Notwithstanding the foregoing, pass-through expenses as indicated in Schedule 1-B (Commercial Terms Schedule) shall be borne by BTC.

(b)

Any travel and expenses incurred by Provider that the Parties agree are separately reimbursable by BTC, must be approved for reimbursement by BTC, in advance and incurred by Provider in accordance with the then-current applicable travel and expense policy of BTC. The Parties may agree to additional limitations on Provider expenses from time to time.

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7.3

Taxes. “Taxes” means all taxes, levies or other like assessments, charges or fees, including, without limitation, income, gross receipts, excise, ad valorem, property, goods and services, value added (“VAT”), import, export, sales, use, license, payroll, franchise, utility and privilege taxes or other taxes, fees, duties, charges, levies, regulatory fees, surcharges or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof.

(a)

Property Taxes. Each Party is responsible for all real property, personal property, and similar ad valorem Taxes imposed on such Party with respect to any item of property that it owns or leases, to the extent applicable hereunder.

(b)

Income Taxes. Each Party is responsible for its own Taxes (including franchise and privilege Taxes) imposed on the performance or provision of Services that are based upon or measured by overall net or gross income or receipts over a period of time and any other Taxes incurred by such Party in connection with its business, except as otherwise provided in this Section 7.3.

(c)	Withholding Taxes.

(i)

Any and all payments made by a Lending Fund (or BTC, on behalf of a Lending Fund), hereunder will be made free and clear of and without deduction or withholding for any and all Taxes; provided, however, that if the applicable Lending Fund is required under applicable Law to deduct or withhold any Taxes from such payments, then: (A) the sum payable will be decreased as necessary for all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 7.3); (B) such Lending Fund will make such deductions or withholdings; and (C) such Lending Fund or BTC, on behalf of such Lending Fund, will pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law.

(ii)	Without limitation to any applicable Service Levels:

(A)

Any such Lending Fund will provide Provider with the appropriate certificates from the relevant Tax authorities confirming the amount of the Taxes withheld and paid over by such Lending Fund in accordance with this Section 7.3.

(B)

The Parties further agree to complete and submit to the relevant Tax authorities within a reasonable period of time such forms, certifications or other documents as may be required to reduce or establish an exemption from the requirement to withhold Tax on the payments by a Lending Fund (or BTC, on behalf of a Lending Fund), to Provider hereunder.

(C)

Provider will respond to reasonable requests by a Lending Fund to complete and submit such forms, certifications or other documents as may be required to reduce or establish an exemption from the requirement to withhold Taxes on the payments.

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(d)

Transfer Taxes. All charges and other sums payable hereunder are exclusive of any applicable excise, property, goods and services, VAT, import, export, sales, use, consumption, gross receipts (which are transactional in nature), utility, customs duties, or other Taxes, fees or surcharges (including regulatory fees or surcharges) relating to or assessed on the provision, purchase or consumption of the Services (including any equipment element, as applicable) hereunder (“Transfer Taxes”). All such Transfer Taxes shall be the responsibility of, and will be paid by, the applicable Lending Funds. Provider will itemize on each invoice all Transfer Taxes and/or Transfer Tax credits due or owed by or to a Lending Fund with respect to the Services covered by such invoice. Provider will adjust the Transfer Taxes applied to any charges in accordance with this Section 7.3 for any increases or decreases in the rate or changes in applicability of such Transfer Taxes during the Term. Provider shall properly invoice, collect and remit such Transfer Taxes to the appropriate taxing authority, and will bear any interest and penalties for failure to remit such Transfer Taxes in a timely manner to the appropriate taxing authority, provided that the applicable Lending Fund has paid to Provider the invoiced amount corresponding to such Transfer Tax when due.

(e)

Refunds. If any taxing authority refunds any Transfer Tax to Provider that any Lending Fund (or BTC, on behalf of any Lending Fund) originally paid to Provider in accordance with this Section 7.3, or Provider otherwise becomes aware that any such Transfer Tax was incorrectly and/or erroneously collected from any Lending Fund (or BTC, on behalf of any Lending Fund), or Provider otherwise receives an economic benefit (such as an audit offset) as the result of incorrectly and/or erroneously receiving such collected Transfer Taxes from any Lending Fund (or BTC, on behalf of any Lending Fund), then Provider will remit to any such Lending Fund (or BTC, on behalf of such Lending Fund) the amount of refund or tax erroneously or incorrectly collected, together with any interest thereon received from the relevant taxing authority. In accordance with Section 7.3(h), the Lending Funds (or BTC, on behalf of any Lending Fund) will as promptly as practicable take such reasonable actions to assist Provider in obtaining a refund (to the extent that Provider has not already received the refund) of the Transfer Taxes erroneously or incorrectly collected. The Lending Funds (or BTC, on behalf of any Lending Fund) will promptly forward to Provider any refund of Transfer Taxes erroneously or incorrectly collected (including interest paid on such refunds) that they may receive.

(f)

Impact of Relocating or Re-Routing the Delivery of Services. Notwithstanding the provisions of Section 7.3(d), any Transfer Taxes assessed on the provision of the Services for a particular site resulting from Provider’s relocating or re-routing the delivery of Services for Provider’s convenience to, from or through a location other than the locations used to provide the Services as of the Effective Date will be borne by Provider, but only to the extent that they exceed the sum of the Transfer Taxes that otherwise would be payable by a Lending Fund (or BTC, on behalf of a Lending Fund) on the provision of the Services from, through or by the locations used to provide the Services as of the Effective Date and any reduction in the charges to a Lending Fund that may arise as a result of such a change.

(g)

Provider Intra-Corporate Transfers. The calculation of Transfer Taxes, as applicable, will not include, and the Lending Funds (or BTC, on behalf of the Lending Funds) will not pay, any Taxes that are imposed on intra-corporate transfers or intermediate suppliers of the Services within Provider’s corporate family (including any Affiliates).

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(h)

Cooperation and Notification. The Parties agree to fully cooperate with each other to enable each Party to more accurately determine its own Tax liability (insofar as it relates to the Services) and to minimize such liability to the extent legally permissible and administratively reasonable, including in connection with the filing of any Tax return or claim for refund, provided that this does not result in material costs (including additional Taxes) for the other Party. Each Party will provide and make available to the other any exemption certificates, resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials or Services, and other information reasonably requested by the other Party. Each Party will notify the other within a reasonable amount of time of, and coordinate with the other on, the response to and settlement of any claim for Taxes asserted by applicable Tax authorities for which such other Party is responsible hereunder. If a situation occurs where Provider chooses to exercise its right to back bill the relevant Lending Funds for Transfer Taxes incurred pursuant to any audit, notice or assessment for which such Lending Funds (or BTC, on behalf of such Lending Funds) are obligated to pay hereunder, Provider agrees to make every good faith effort to timely notify such Lending Funds of its intent to exercise said right.

(i)

Other. Provider shall have no responsibility or liability to pay for any Taxes now or hereafter imposed on the Lending Funds, the Other Funds or on Provider with respect to the Property of any Lending Fund or of any Other Fund by the tax laws of the United States (or of any state or political subdivision thereof) or any other political jurisdiction.

7.4

Invoicing and Payment Due. Schedule 1-B (Commercial Terms Schedule) and this Section 7.4 set forth the invoicing and payment terms and procedures associated with the charges payable to Provider for performance of the Services. Provider will include on each invoice the calculations used to establish the charges therein.

(a)

Supporting Documentation. Provider will maintain complete and accurate records of, and supporting documentation for, the amounts billable to and payments made by BTC hereunder, in accordance with generally accepted accounting principles applied on a consistent basis. Provider will provide BTC with documentation and other information with respect to each invoice as may be reasonably requested by BTC to verify accuracy and compliance with the provisions hereof.

(b)

Disputed Charges. BTC, on behalf of each Lending Fund, will pay all charges (other than those that are disputed in accordance with the terms hereof) when those payments are due. BTC may withhold payment of particular charges that BTC disputes in good faith; provided, however, that BTC sends Provider a written statement of the disputed portions within ninety (90) days of the time of the applicable withholding, stating in reasonable detail the nature of and reason for any such dispute. The Parties will work diligently and in good faith to effect an expeditious resolution of any such dispute. Except as otherwise agreed by the Parties from time to time, in no event will BTC have the right to withhold any payment of any invoiced fees or expenses on the basis of dissatisfaction with the quality of the Services.

(c)	Invoice Aging. BTC will not be required to pay any invoices issued by Provider or any third party more than three (3) months after the month on which the fees owed thereunder have accrued.

(d)	Currency. Provider will invoice BTC in the currency mutually agreed upon and set forth in Schedule 1-B (Commercial Terms Schedule).

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8.	TERM AND TERMINATION

8.1	Term, Extension and Renewal.

(a)

Initial Term. The initial term of this Agreement shall begin on the Effective Date and continue for a term of four (4) years (the “Initial Term,” and together with any renewals, if applicable, the “Term”).

(b)

Renewals. The term of this Agreement will automatically renew for two (2) additional two (2) year terms on the terms and conditions (including pricing) set forth in this Agreement, unless earlier terminated pursuant to the terms hereof, or if BTC, on behalf of the Lending Funds, or Provider elects not to renew by providing notice to the other Party at least nine (9) months prior to the then-current expiration date.

(c)

Extension. In the event that any Party does not renew this Agreement pursuant to Section 8.1(b) or any Party otherwise terminates this Agreement pursuant to this Article 8, the Term will (unless BTC or a Lending Fund directs otherwise in writing) automatically extend on a month-to-month basis not to exceed six (6) months from the end of the Term (the “Extension Period”) on the terms and conditions (including pricing) set forth in this Agreement. Notwithstanding the foregoing, (i) BTC or a Lending Fund may provide notice of termination effective at the end of the Initial Term or after any month during the Extension Period, and (ii) Provider shall continue to provide the Services during the period of Disengagement Assistance (not to exceed twenty-four (24) months from the beginning of the Extension Period) until BTC’s or the Lending Fund’s termination of Services in accordance with the terms of this Agreement.

8.2	Termination, Generally.

(a)

Termination by a Party of this Agreement will be without prejudice to and with full reservation of any other rights and remedies available to the other Parties. Termination by BTC or any Lending Fund of this Agreement will not affect Provider’s obligations with respect to any other Lending Fund that remains a Party to this Agreement.

(b)	No Lending Fund (nor BTC, on behalf of any Lending Fund), will be obliged to pay any termination charges or wind-down fees in connection with the termination of this Agreement.

(c)

If BTC or a Lending Fund chooses to terminate this Agreement in part pursuant to any applicable provision herein, the Fees payable pursuant to such Services will be: (i) adjusted in accordance with Schedule 1-B (Commercial Terms Schedule) to the extent the Services terminated have separate fees associated with them; or (ii) equitably adjusted to only reflect those Services that are not terminated in all other circumstances.

(d)	Termination will not affect any of the obligations either Party owes to the other arising under this Agreement prior to such termination.

(e)

Upon the termination of this Agreement by any Lending Fund (including any Disengagement Assistance period) and the payment in full to Provider of all Obligations due and owing by such Lending Fund to the Provider, the security interests granted in this Agreement by such Lending Fund to Provider shall automatically terminate and all rights to the Pledged Shares shall revert to such Lending Fund (the “Lending Fund Termination

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Date”). Upon the occurrence of the Lending Fund Termination Date, the Provider shall, at BTC’s expense, execute and deliver to the relevant Transfer Agent, a notice of termination of the Control Agreement with respect to such Lending Fund, and do or cause to be done all other acts that the Lending Fund reasonably requests to evidence or effect such termination (including providing UCC-3 financing statement amendments to terminate an initial UCC-1 financing statement filed against the Lending Fund by Provider, if any). Such documents shall be prepared by BTC and must be in form and substance reasonably satisfactory to the Provider. Any execution and delivery of documents pursuant to this Section 8.2(e) will be without recourse to or warranty by the Provider.

8.3	Termination.

(a)	By Lending Funds or BTC.

(i)

For Cause. A Lending Fund may terminate (with respect to itself only) or BTC may terminate (on behalf of itself or any Lending Funds) this Agreement or one or more of the Services, in whole or in part, by giving written notice to Provider, with immediate effect, subject to Article 9, if Provider:

(A)

commits a material breach of its duties or obligations under this Agreement, which breach is not cured (to the extent capable of cure) within thirty (30) days after such Lending Fund or BTC notifies Provider of such breach;

(B)

commits numerous or repeated breaches of its duties or obligations hereunder, even if no single breach is material, where the collective impact would constitute a material breach (“Persistent or Pervasive Breach”), provided that, such Lending Fund and/or BTC (1) has notified Provider of the individual breaches comprising the Persistent or Pervasive Breach and given it a reasonable opportunity to cure the same, (2) has notified Provider that a Persistent or Pervasive Breach has occurred; and (3) provides thirty (30) days’ notice of termination;

(C)

commits a material breach of its obligations hereunder regarding compliance with any applicable Provider Law (including, without limitation, as provided in Article 10), which breach is not cured (to the extent capable of cure) within thirty (30) days after the Lending Fund and/or BTC notifies Provider of such breach, or fails to maintain (or has revoked) the legal status required to perform the Services;

(D)

fails to complete certain critical migration milestones in accordance with the migration plan developed in accordance with Section 2.4 or fails to address any contingencies agreed by the Parties or any necessary approval of the board of directors (or other governing body) of such Lending Fund is not obtained;

(E)	fails to qualify under Section 17(f)(1) of the 1940 Act to act as custodian of the Securities of the Lending Funds; or

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(F)

becomes subject to a consent decree, settlement agreement, letter of acceptance, waiver and consent, or other order from, or agreement with, a regulatory body, securities or commodities exchange, or other financial services authority that has a material adverse impact on Provider’s ability to perform the Services, except to the extent that Provider reasonably demonstrates that an Affiliate of Provider is capable of performing the Services without a material adverse impact thereon.

For the avoidance of doubt, Lending Funds and/or BTC on behalf of the Lending Funds may terminate individual Services for cause, along with any other Services that would be adversely affected by the termination of such individual Services.

(ii)	Other BTC Termination Rights. BTC may terminate (on behalf of any Lending Fund(s)) this Agreement, in whole or in part, as of the date of such termination notice in the event:

(A)	of the liquidation of any Lending Fund, including in connection with a merger of such Lending Fund with or into an entity (or fund or series thereof) that is not a Lending Fund;

(B)

if the securities lending agreement between BTC and such Lending Fund is terminated and no successor agreement between BTC and such Lending Fund for the provision of securities lending agency services is subsequently executed within ninety (90) days after the termination of such advisory contract between BTC and such Lending Fund;

(C)	if Provider ceases to provide custody services to any fund or series of a Company pursuant to the Master Services Agreement; or

(D)	as otherwise provided in a written agreement between the Parties.

(iii)

For Enduring Force Majeure Events. If a Force Majeure Event substantially prevents or delays performance of Services necessary for the performance of functions reasonably identified by BTC or a Lending Fund as critical for more than three (3) consecutive days, then, at the option of BTC or such Lending Fund, BTC (acting on behalf of itself or any Lending Fund) or such Lending Fund may terminate all or any portion of this Agreement and the Services so affected, as of a date specified by BTC or such Lending Fund in a written notice of termination to Provider, in which case Provider’s Fees will be equitably adjusted as necessary to reflect the value of any remaining Services.

(iv)

Occasioned by Law. BTC or a Lending Fund may terminate this Agreement, in whole or in part, as of a date specified in such termination notice: (A) if Provider’s ability to perform the Services is materially adversely impacted or affected by a Law or change in Law that cannot be addressed to the applicable Lending Funds’ reasonable satisfaction through the processes set forth in Section 10.1(e); (B) any Governmental Authority, regulatory organization or other entity with statutory or regulatory authority over a Lending Fund issues an order, letter, directive or similar communication concerning the Lending Fund’s continued use of the Services or continuing participation in this Agreement; or (C) if by operation of Law, this Agreement is required to be terminated.

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(v)

Failure to Receive Consent. BTC may terminate (with respect to any applicable Lending Funds) this Agreement, in whole or in part, as of a date specified in such termination notice, in the event that a Lending Fund fails to receive any consent required by Law for Provider to continue to provide such Services for such Lending Fund and/or the Lending Fund instructs BTC that Provider should not continue to act as provider of such Services.

(vi)

For Provider’s Insolvency. BTC may terminate this Agreement in its entirety if (A) Provider or any parent entity thereof: (1) becomes insolvent or is unable to meet its debts as they mature; (2) files a voluntary petition in bankruptcy or seeks reorganization or to effect a plan or other arrangement with creditors; (3) files an answer or other pleading admitting, or fails to deny or contest, the material allegations of an involuntary petition filed against it pursuant to any applicable statute relating to bankruptcy, arrangement or reorganization; (4) will be adjudicated as bankrupt or will make an assignment for the benefit of its creditors generally; (5) will apply for, consent to or acquiesce in the appointment of any receiver, conservator or trustee (including the FDIC) for all or a substantial part of its property; or (6) becomes subject to any receivership or conservatorship (including the FDIC); (B) the auditors of Provider (or any parent entity thereof) issue an opinion expressing doubt as to whether Provider (or the parent entity) can maintain itself as a “going concern”; or (C) there is, in BTC’s reasonable discretion, a significant risk of any of the foregoing. In order to facilitate such determination, Provider shall provide BTC with mutually agreed periodic statements as to the state of Provider’s financial condition.

(vii)	For Change of Control of Provider.

(A)

“Change of Control of Provider” means any transaction, or series of related transactions, however structured (including, without limitation, a purchase of Securities or other equity interest, merger, tender offer (whether or not contested by Provider), or transfer or other disposition of assets) that results in any of the following, and will be deemed to have occurred upon the earliest of any of the following to occur:

(1)

any unaffiliated person or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act) has become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act), by way of merger, consolidation or otherwise, of thirty percent (30%) or more of the voting power of the then-outstanding voting Securities of Provider, on a fully diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other Securities of Provider (whether or not such Securities are then currently convertible or exercisable);

(2)	the sale, lease, transfer or other disposition of all or substantially all of the consolidated assets of the organization used by Provider to provide Services to any unaffiliated person or group;

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(3)

Provider consolidates with or merges with or into another unaffiliated person or any such person consolidates with, or merges with or into, Provider, in any such event pursuant to a transaction in which immediately after the consummation thereof the persons beneficially owning the then-outstanding voting Securities of Provider immediately prior to such consummation will not beneficially own a majority of the aggregate (by reason of such prior ownership) of the then-outstanding voting Securities of Provider or the surviving entity if other than Provider;

(4)	the execution of any binding contract or arrangement that if consummated would result in any of the events specified in either clause (1), (2) or (3) above; or

(5)

during any period of two (2) consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of Provider, together with any new members of such board of directors whose election by such board of directors or whose nomination for election by the stockholders of Provider was approved by a vote of at least a majority of the members of such board of directors then still in office who were directors at the beginning of such period or whose election or nomination for election was previously approved, cease for any reason to constitute a majority of the directors of Provider then in office.

Provider will give the Lending Funds and BTC prompt written notice of any occurrence of any of the events specified in clauses (1) through (5) above.

(B)

BTC or any Lending Fund may, by giving written notice to Provider, terminate (with respect to itself only) this Agreement as of a date specified in such termination notice in the event of a Change of Control of Provider.

(viii)

Consequences of Non-Compliance. If a Governmental Authority makes a determination of a Lending Fund’s material non-compliance or material violation of Law, and imposes a fine, penalty or other formal consequence, as a result of a material failure by Provider or Provider Personnel to comply with the applicable Provider Laws, the Lending Fund may terminate (with respect to itself only) this Agreement in whole or in part for cause, except to the extent Provider is able to cure such failure to comply within thirty (30) days after such determination.

(b)

By Provider. Provider may, by giving written notice to BTC, terminate this Agreement with respect to any Lending Fund as of a date specified in the notice of termination (i) as set forth in Section 3.6(g); or (ii) if a Lending Fund materially breaches (which shall be deemed to include any material breach by any Third Party Provider or other agent of such Lending Fund) any of its obligations as set forth in Section 6.1(a), which breach is not cured (to the extent capable of cure) within thirty (30) days after Provider notifies BTC of such breach.

(c)

Expiration of Termination Rights. Except with respect to termination for Change of Control of Provider under Section 8.3(a)(vii), neither Party may invoke any termination right under this Section 8.3 after one (1) year following the later of: (i) the date upon which such Party obtains actual knowledge of the event which first gave rise to such termination right, and (ii) the date upon which such Party becomes aware of the full and final impact of such event.

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9.	DISENGAGEMENT ASSISTANCE

9.1

Disengagement Assistance. In connection with the termination or expiration by BTC or any Lending Fund of its participation in this Agreement, Provider will perform the disengagement assistance services for the affected Lending Fund(s) as provided in Exhibit C (“Disengagement Assistance”) and continue to provide the Services for the period of the Disengagement Assistance prior to BTC’s or the Lending Fund’s termination of applicable Services. The provision of Disengagement Assistance by Provider shall be subject to any restrictions or limitations imposed by applicable Law. Provider Confidential Information received in connection with any such Disengagement Assistance shall be subject to the provisions of Article 16.

9.2

Divestitures. Except to the extent prohibited by applicable Law, if BTC relinquishes Control of all or part of a business unit, or if BTC or any Lending Fund relinquishes Control of a particular function or facility of BTC or such Lending Fund after the Effective Date (each, a “Divested Entity”), then at the request of BTC or the Lending Fund, Provider will continue to provide the Services, including Disengagement Assistance, to such Divested Entity for a period of time that BTC or the Lending Fund requests, which period will not extend beyond the earlier to occur of: (a) twenty four (24) months after such entity becomes a Divested Entity; or (b) the end of the period during which Provider is required to provide Disengagement Assistance under this Agreement, at the rates and in accordance with the terms and conditions set forth herein; provided, that such Divested Entity agrees in writing with Provider to abide by the terms and conditions of this Agreement. BTC or such Lending Fund, as applicable, shall remain primarily liable for the obligations of the Divested Entity under this Agreement.

9.3

Continuous Service. Upon receipt of a notice of termination from a Lending Fund for all or part of the Services by reason of the appointment of a conservator or receiver for Provider in accordance with 12 U.S.C. §1821(c) or similar and successor provisions, Provider will take such actions as may be reasonably necessary to provide continuous service to the Lending Funds and will take such other actions as the Parties may agree from time to time.

10.	COMPLIANCE WITH LAWS, POLICIES AND USE RESTRICTIONS

10.1	Compliance with Law; BTC Policies.

(a)	Generally.

(i)

Provider will: (A) review and comply with all applicable Law and regulations and rules that may be in effect during the Term and that would be applicable to Provider in their performance of the Services; and (B) perform the Services in a manner compliant with Law applicable to the delivery of the Services.

(ii)

Provider will obtain and maintain all necessary approvals, licenses, consents, permits or authorization of any person or entity, or any notice to any person or entity, the granting of which is required by Law applicable to such Provider for: (A) the consummation of the transactions contemplated by this Agreement; and (B) the provision of the Services in compliance with all Provider Laws. Upon reasonable request therefor, each Party will provide reasonable cooperation to the other Party, at such other Party’s expense, to obtain and maintain any

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such approvals. BTC and each Lending Fund will, and will require their subcontractors and agents, as applicable to, obtain and maintain all necessary approvals, licenses, consents, permits or authorization of any person or entity, or any notice to any person or entity, the granting of which is required by Law applicable to BTC or such Lending Fund for: (A) the consummation of the transactions contemplated by this Agreement; and (B) the receipt of the Services in compliance with all the Laws applicable to BTC and such Lending Fund.

(b)	Anti-Money Laundering.

(i)

Provider represents that it has implemented an AML (anti-money laundering) Compliance Program (“AML Program”) that complies with the requirements of the USA PATRIOT Act of 2001, as amended, the Bank Secrecy Act, as amended, the rules and regulations promulgated thereunder and any other anti-money laundering Laws applicable to Provider (“AML Laws”).

(ii)

Provider further represents that it maintains an AML Program consistent with applicable AML Laws. As part of its AML Program, Provider certifies that it: (A) has a duly appointed AML Compliance Officer; (B) has policies, procedures and internal controls in place, including those that are reasonably designed to detect and report suspicious activity; (C) conducts periodic anti-money laundering training to personnel performing critical job functions; and (D) has a periodic independent assessment to review the effectiveness of its AML Program.

(iii)

To the extent permitted by applicable Law, BTC agrees to provide to Provider, upon reasonable request, any information that may be reasonably required by Provider to comply with applicable AML Laws, or to confirm the accuracy of representations provided by BTC.

(c)	Anti-Corruption.

(i)

Provider represents and warrants that it complies with, and will remain in compliance with, all domestic and foreign anti-bribery and anti-corruption laws applicable to it in the performance of the Services. Provider shall maintain in place throughout the Term its own policies and procedures, including procedures reasonably designed for Provider and Provider Personnel to comply with anti-bribery and anti-corruption laws and will enforce them where appropriate.

(ii)

Provider and Provider Personnel have not taken and shall not take any action in furtherance of an offer, payment, promise to pay, receipt, acceptance or authorization of the payment or giving or receiving of anything of value, either directly or indirectly, to or from any person in connection with Provider’s provision of the Services while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure an improper advantage. Provider shall promptly report to BTC any request or demand for, or offer of, any bribe received by Provider and/or Provider Personnel in connection with this Agreement.

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(d)	Sanctions.

(i)

Provider has implemented policies and procedures designed to comply with the economic sanctions and other Laws, executive orders and regulations promulgated, administered or enforced by the United States and the Office of Foreign Assets Control, the United Nations, the European Union, and Her Majesty’s Treasury of the United Kingdom or other applicable sanctions authority (collectively, “Sanctions”).

(ii)

Provider further represents that it is not majority owned or controlled by an individual or entity that is the subject of any Sanctions or organized or located in a jurisdiction that is the subject of Sanctions.

(iii)

Provider and Provider Personnel (A) have not violated and shall not violate any Sanctions in connection with this Agreement; (B) are not on any United States, United Kingdom or European Union government list of parties that are sanctioned; and (C) shall not use funds derived or received from BTC or the Lending Funds to directly or, to Provider’s knowledge, indirectly violate Sanctions, including, without limitation, by transferring such funds to or benefitting entities, persons and/or governments subject to Sanctions.

(iv)

BTC agrees that Provider shall have no obligation to perform, and shall not be in breach of its obligations hereunder for any failure to perform any activity that: (A) would cause Provider to breach any provisions of any Sanctions (as applicable to Provider); or (B) involves any party that is the target of any Sanctions (as applicable to Provider) in violation of Sanctions.

(v)

To the extent permitted by applicable Law, BTC agrees to provide to Provider, upon reasonable request, any information that may be reasonably required by Provider to comply with applicable Sanctions, or to confirm the accuracy of representations provided by BTC.

(e)	Change in Law.

(i)

Provider shall promptly identify and notify BTC (on behalf of the Lending Funds) of any change in Law of which it may become aware that it expects to have a material impact on the provision of the Services or the performance of Provider’s obligations under this Agreement.

(ii)

If a change to applicable Law requires a material change to the provision of any of the Services, the parties shall follow the Change Procedures set forth in this Agreement. Provider shall bear its own costs with respect to implementing such a Change request except that in accordance with the Change Procedures set forth in this Agreement:

(iii)

with the agreement of BTC as to the amount of the charge, Provider shall be entitled to charge BTC for any changes to software that has been developed or customized by Provider for BTC or a Lending Fund; and

(iv)

with the agreement of BTC as to the amount of the charge, Provider shall be entitled to charge BTC for any changes required as a result of the change in applicable Law affecting BTC and/or any of the Lending Funds in a materially different way than it affects any of Provider’s other customers, or which after reasonable consultation with Provider, BTC wishes Provider to implement in a way different from that which Provider reasonably intends to implement for its other customers.

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(v)

If the change in applicable Law results in a material change to the Services that materially increases Provider’s costs or risk associated with provision of the Services, in accordance with the Change Procedures set forth in this Agreement, Provider shall be entitled to request an appropriate increase in the Fees or other adjustment to the terms and conditions under which the applicable Service is provided. Notwithstanding the foregoing, Provider agrees that any requested increase in Fees or other adjustments to the terms and conditions of this Agreement shall be, on a proportionate basis, less than or equal to the increase in Fees generally obtained by Provider of its other customers for custodial and fund accounting services.

(vi)

To the extent that the delivery of the Services will be impacted by such change, Provider shall notify BTC (on behalf of the Lending Funds) of the change to the Services (collectively, “Changes to the Services”) and the impact. Subject to subsections (i) and (ii) above, Provider shall promptly implement such Changes to the Services as may be necessary to comply with any Law or changes in Law and, where practicable, shall use reasonable efforts to complete the implementation at least ninety (90) days prior to the deadline imposed by the Governmental Authority having jurisdiction thereof.

(f)	Non-Compliance.

(i)

If Provider becomes aware that Provider Personnel has committed a violation of any Provider Laws in the course of performing the Services or Provider’s other obligations under this Agreement, Provider will promptly notify BTC (on behalf of the affected Lending Funds) in writing. Unless such non-compliance is caused by a Lending Fund, Provider shall promptly implement such Changes to the Services as may be necessary to correct such non-compliance at Provider’s sole cost and expense. If non-compliance is caused by a Lending Fund, Provider shall promptly implement such Changes to the Services at Lending Fund’s sole cost and expense, subject to the Parties’ mutual agreement via the Change Procedures.

(ii)

If any Lending Fund becomes aware of any non-compliance of Provider Personnel with any Law and becomes aware that such non-compliance affects Provider’s ability to perform its obligations under this Agreement, such Lending Fund will promptly notify Provider in writing.

(g)

Fines, Penalties and Excise Taxes. Provider shall be responsible for any fines, penalties and excise taxes incurred by either Party arising from any non-compliance by either Party with any Law due to the failure of Provider to perform in accordance with this Section 10.1, provided that BTC, on behalf of the Lending Fund, would be responsible for fines, penalties and excise taxes to the extent Provider has notified the BTC of the appropriate compliance procedures and the impacted Lending Fund fails to comply with such advice and the fines or penalties are imposed as a result of the Lending Fund’s failure to comply with such advice.

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(h)

Other Assistance. To the extent permitted by applicable Law, Provider will supply to BTC, on behalf of the applicable Lending Funds, copies of all annual financial accounts of the Lending Funds in respect of compliance with applicable legal and regulatory requirements and, upon request, other information maintained by Provider on behalf of the Lending Funds to the extent required by the Lending Funds in order to demonstrate their compliance with applicable Laws and to conduct business with their customers. Provider will also reasonably cooperate with and assist BTC, on behalf of the affected Lending Funds, with its dealings with regulatory authorities; completion of and filing of reports and returns required by regulatory authorities; and applications for authorizations and permits.

(i)

Sarbanes-Oxley. Without limiting the foregoing, Provider shall provide BTC, on behalf of the Lending Funds, on a quarterly basis with mutually-agreed certifications in connection with the Lending Funds’ certification responsibilities required under the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, including Section 302 and Section 404 and the rules and regulations promulgated thereunder.

(j)

Notification. To the extent permitted by applicable Law, Provider shall promptly notify BTC (and provide BTC with details) to the extent the foregoing statements in this Section 10.1become untrue or of any material violation of Law (inclusive of any anti-bribery or anti-corruption laws applicable to the Services provided hereunder). Upon receipt of such notification, or in the event that BTC determines that a breach of any of the representations and warranties in this Section 10.1 has occurred or is likely to occur that it reasonably determines would be likely to have a material adverse effect on BTC or the Lending Funds, BTC shall have the right to withhold payment under this Agreement until such time as it has received confirmation to its satisfaction that no breach has occurred or is likely to occur within thirty days after providing such notice; and/or pursue any other remedies available to it. For the avoidance of doubt, any amounts withheld pursuant to the foregoing shall still be owed by BTC to the Provider until they are fully paid to the Provider.

10.2

Compliance with Certain Policies and Use Restrictions. Each Party will comply in all material respects with the other Party’s rules and regulations applicable to visitors when on the premises of the other Party, provided that each Party’s employment policies shall apply to such Party’s personnel and not the policies of the other Party. Provider will maintain physical security procedures that are designed to safeguard BTC Data and BTC Confidential Information provided to Provider as part of the Services against unauthorized access, which procedures will at all times meet the standards set forth in Exhibit B and standards that are reasonably likely to be as protective of BTC Data and BTC Confidential Information in all material respects, and in any event are at least as protective, as Provider’s protection of its own data and Confidential Information.

10.3

BTC. BTC shall not be obligated under this Agreement to take any action or omit to take any action that it believes, in good faith, would cause it to be in violation of any applicable domestic or foreign anti-bribery or anti-corruption Laws. Each Lending Fund will comply with all Lending Fund Laws applicable to its receipt of the Services hereunder.

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11.	DATA PROTECTION

11.1	BTC Data.

(a)

“BTC Data” means all data and information: (i) submitted to or held by Provider by or on behalf of such Lending Fund, including data submitted by or relating to providers, members and customers of such Lending Fund; (ii) obtained by or on behalf of Provider Personnel in connection with Services that relate to a Lending Fund, or providers, members and customers of BTC or a Lending Fund; or (iii) to which Provider Personnel have access in connection with the provision of the Services that relates to a Lending Fund, or providers, members and customers of such Lending Fund, and including all Personal Information. All BTC Data is, or will be, and will remain the property of the applicable Lending Fund and will be deemed BTC Confidential Information.

(b)

Without limiting the foregoing, no ownership rights in BTC Data will accrue to Provider or any Provider Personnel by reason of Provider or any Provider Personnel entering, deleting, modifying or otherwise processing any BTC Data.

(c)	Use Restrictions.

(i)

Without approval from the applicable Lending Fund (in its sole discretion), BTC Data will not be: (A) used by Provider other than as necessary to perform the Services hereunder or as otherwise specifically set forth in this Agreement; (B) disclosed, sold, assigned, leased or otherwise provided to third parties by Provider; or (C) commercially exploited (including, without limitation, via processing or data mining) by or on behalf of Provider or any Provider Personnel. For the avoidance of doubt, under no circumstances will Provider allow representatives of Provider’s asset management division or any Affiliates engaged in asset management to access or use the BTC Data.

(ii)	Provider will not possess or assert liens or other rights in or to BTC Data.

(iii)

Provider hereby irrevocably and perpetually assigns, transfers and conveys to the applicable Lending Funds without further consideration all of its and their right, title and interest, if any, in and to BTC Data. At BTC’s request, Provider will execute and deliver to the Lending Funds any financing statements or other documents that may be reasonably necessary or desirable under any Law to preserve, or enable such Lending Funds to enforce, their rights hereunder with respect to BTC Data.

(iv)

No removable media on which BTC Data is stored may be used or re-used to store data of any other customer of Provider or to deliver data to a third party, including another Provider customer, unless securely erased in a manner consistent with the Standard of Care.

(v)

Each Lending Fund will provide Provider with written notice of any applicable security or confidentiality obligations or disclosure, notification or consent requirements applicable to the use or transfer of the BTC Data transmitted to Provider that are in addition to the requirements set forth in this Agreement; provided, however, that any change to Provider’s obligations as a result thereof shall be subject to the Change Procedures.

(d)

Return of Data/Record Retention. At the request of a Lending Fund at any time during the Term or upon the expiration or earlier termination of this Agreement, Provider will: (i) promptly return to such Lending Funds, in a useable machine ready format or such other format as Provider and such Lending Fund shall agree upon, all or any part of the BTC Data attributable to such Lending Fund; and (ii) erase or destroy all or any part of such BTC Data in Provider’s possession, in each case to the extent so requested by such Lending

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Fund, subject to any data or record retention requirements applicable to Provider under applicable Law and excluding any data that Provider is no longer maintaining as part of its then-current electronic records. Notwithstanding anything herein to the contrary, Provider may retain copies of BTC Data to pursue or defend claims or other actions under or relating to this Agreement and as otherwise consistent with its regulatory and audit (including fund audit) obligations, which data shall remain subject to the confidentiality rights and obligations hereunder.

(e)	BTC Access.

(i)

Provider will make available to the Lending Funds any BTC Data that is held in paper form within a reasonable time after request therefor. In addition, Provider will store and make available to the Lending Funds any BTC Data that it maintains in electronic form on the Provider Technology in a manner that enables it to be: (A) properly identified as information relating to the provision of the Services to the Lending Funds; and (B) easily, promptly and independently extracted, copied or transferred from any storage media on which it is kept.

(ii)

Except as specifically set forth in this Agreement or as otherwise required under applicable Law, Provider will have no implied right to access any data files, directories of files, or other BTC Confidential Information, except to the extent necessary to perform the Services and will access and/or use such files and BTC Confidential Information only as and to the extent necessary to perform the Services.

11.2	Data Safeguards and Security.

(a)	Compliance with Data Security Laws. Provider will comply with all Provider Laws, as well as the written security procedures set forth in Exhibit B, with respect to the security of BTC Data.

(b)

Safeguards. Provider will establish and maintain (i) safeguards to protect the confidentiality, integrity and availability of BTC Data and the systems Provider uses to provide the Services against the destruction, loss, or alteration of BTC Data; (ii) safeguards against the unauthorized access to such data; and (iii) network and internet security procedures, protocols, security gateways and firewalls with respect to such data. All of the foregoing shall be no less rigorous than those safeguards and procedures set forth in Exhibit B. Any material changes that degrade the safeguards in Exhibit B that are specifically designated as safeguards that Provider has agreed to adopt specifically for the Lending Funds will require prior review and approval from the affected Lending Funds, which approval shall not be unreasonably withheld.

(c)

Physical Security. Provider will maintain and enforce, at any facilities other than BTC facilities where any Services are performed, safety and security procedures that are at Best Commercial Practices and as rigorous as those procedures set forth in Exhibit B. In addition, Provider will comply with all reasonable requirements of BTC and its Affiliates with respect to security at BTC facilities.

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(d)

Provider’s Information Security Policies. Without limiting the generality of the foregoing, Provider’s information security policies shall provide for (i) continual assessment and re-assessment of the risks to the security of BTC Data and systems acquired or maintained by Provider and its agents and contractors in connection with the Services, including (A) identification of internal and external threats that could result in a Data Security Breach, (B) assessment of the likelihood and potential damage of such threats, taking into account the sensitivity of BTC Data, and (C) assessment of the sufficiency of policies, procedures, effectiveness of controls, and information systems of Provider and its agents and contractors, and other arrangements in place, to control risks; and (ii) appropriate protection against such risks.

(e)

Media. Provider shall remove all BTC Data from any media taken out of service and shall destroy or securely erase such media. No removable media on which BTC Data is stored may be used or re-used to store data of any other customer of Provider or to deliver data to a third party, including another Provider customer, unless securely erased.

(f)

Corrections. Unless otherwise agreed in writing by the Parties, to the extent possible, Provider will promptly correct any errors or inaccuracies in BTC Data caused by Provider’s failure to meet the Standard of Care or in the reports delivered to the applicable Lending Funds hereunder.

(g)

Remediation. In the event Provider becomes aware of any Data Security Breach due to Provider acts or omissions other than in accordance with the terms of this Agreement, Provider shall, at its own expense, (i) promptly, within forty-eight (48) hours of Provider’s confirmation of such Data Security Breach notify BTC of such Data Security Breach and perform a root cause analysis thereon, (ii) investigate such Data Security Breach, (iii) provide BTC with a high level remediation plan (which will reasonably incorporate input from BTC) to address the Data Security Breach and that is reasonably designed to prevent and mitigate any further incidents, (iv) remediate the effects of such Data Security Breach in accordance with such remediation plan, and (v) cooperate with BTC and any law enforcement or regulatory official investigating such Data Security Breach. Without limiting the foregoing, BTC shall make the final decision on notifying BTC customers, employees and/or service providers of such Data Security Breach and the implementation of the remediation plan (at a high level). If a notification to a BTC customer is required under any Law or pursuant to any of BTC’s policies and procedures, then notifications to all customers who are affected by the same event (as reasonably determined by BTC) shall be considered legally required. Provider shall reimburse BTC for all Notification Related Costs incurred by BTC arising out of or in connection with any such Data Security Breach resulting in a requirement for legally required notifications (as determined in accordance with the previous sentence). “Notification Related Costs” shall include, but are not limited to, BTC’s internal and external costs associated with addressing and responding to the Data Security Breach, including: (A) preparation and mailing or other transmission of legally required notifications; (B) preparation and mailing or other transmission of such other communications to customers, agents or others as BTC deems reasonably appropriate; (C) establishment of a call center or other communications procedures in response to such Data Security Breach (e.g., customer service FAQs, talking points and training); (D) public relations and other similar crisis management services; (E) legal and accounting fees and expenses associated with BTC’s investigation of and response to such event; and (F) costs for commercially reasonable credit reporting services that are associated with legally required notifications or are advisable under the circumstances. Unless otherwise agreed by the Parties in writing, in the event that Provider becomes aware of any Data Security Breach which is not due to Provider acts or omissions other than in accordance with the terms of this Agreement, Provider shall promptly, with forty-eight (48) hours of Provider’s confirmation of such Data Security Breach, notify BTC of such Data Security Breach, and the Parties shall reasonably cooperate regarding which of the foregoing or other activities may be appropriate under the circumstances, including any applicable charges for the same.

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(h)

Right to Review. Each Lending Fund reserves the right to review summaries of Provider’s policies and procedures used to maintain the security and confidentiality of BTC Data, subject to the limitation set forth in Article 15.

11.3	Data Security Breaches; Remediation of Malicious Code.

(a)

Data Security Breaches. Provider will monitor and record security related events on all systems and log such events. If Provider discovers or become aware of an actual Data Security Breach, Provider shall, except to the extent instructed by legal or regulatory authorities not to do so:

(i)

promptly notify the BTC Relationship Manager by telephone and e-mail as soon as practicable but in any event within the earlier of any of the following: (i) forty-eight (48) hours after detecting or becoming aware of such breach or (ii) within a shorter timeframe if required under a Lending Fund Law of which Provider is notified;

(ii)	provide confirmatory written notice to the BTC Relationship Manager as soon as practicable after detecting or becoming aware of such breach; and

(iii)

investigate and remediate the effects of the breach, and provide the applicable Lending Funds with reasonable assurance that safeguards consistent with Provider’s obligations under this Article 11 have been implemented.

(b)

Malicious Code. Generally, the Parties will provide reasonable cooperation to one another in order to mitigate the impact of any Malicious Code on the Services, regardless of the origin of such Malicious Code. Without limiting any Party’s other obligations hereunder, if any Malicious Code is found to have been introduced by such Party (or any third party acting on such Party’s behalf or direction) into any system used to provide or receive the Services, such Party will remove such Malicious Code at its expense or, at the election of such other Party, compensate the other Party for the reasonable expense of any such removal, and in any case (wherever such Malicious Code originated), such Party will exercise Commercially Reasonable Efforts, at no charge to the other Party, to eliminate, and reduce the effects of, the Malicious Code. If such Malicious Code causes a loss of operational efficiency or loss of data, Provider will mitigate such losses and use Commercially Reasonable Efforts to restore any data lost from the Provider Technology, subject to reimbursement for reasonable expenses incurred on account of Malicious Code introduced by a Lending Fund (or any third party acting on its behalf or direction).

12.	PERSONAL INFORMATION

12.1

Generally. Each Party acknowledges and agrees that, with the exception of professional biographies and contact details of its employees (“Business Contact Data”), and in limited instances as required solely for local market accounts, employee passport numbers (“Passport Information”) it does not intend pursuant to the Agreement to:

(a)

make available to the other Party any other information relating to an identified or identifiable natural person, or any other information within the definition of personal data under data protection legislation applicable to that Party from time to time (“Personal Information”); or

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(b)	process any Personal Information originating from the other Party other than Business Contact Data and Passport Information received from the other Party.

12.2

Processing. The Parties acknowledge and agree that each Party may process any Business Contact Data and Passport Information received from the other Party as controller (as such term is defined in applicable data protection legislation) for the purpose of: (a) carrying out diligence and administrative tasks prior to the provision or receipt of the Services; (b) providing the Services, (c) applicable legal or regulatory requirements; (d) requests and communications from competent authorities, courts or tribunals; (e) protecting its rights; and (f) administrative, financial accounting, risk analysis, fraud/crime prevention and business relationship purposes (the “Purposes”). The Parties further acknowledge that Business Contact Data and Passport Information may be disclosed by the receiving Party to, and processed by, other members of the receiving Party’s group of companies, competent authorities, courts and tribunals, the receiving Party’s professional advisors, and other third party service providers of the receiving Party (“Disclosees”) for one or more of the Purposes.

12.3	Legal Requirements.

(a)	Each Party shall comply with data protection legislation applicable to that Party from time to time when processing Business Contact Data and Passport Information.

(b)

Each Party shall ensure that any Business Contact Data or Passport Information one Party makes available to the other Party has been collected lawfully, fairly and in a transparent manner so as to enable such Business Contact Data or Passport Information to be processed by the receiving Party and its Disclosees for all of the Purposes.

12.4

Notice. If, notwithstanding Section 12.1, BTC accidentally, unknowingly or otherwise discloses to Provider Personal Information other than Business Contact Data or Passport Information of which Provider becomes aware, Provider shall notify BTC promptly and shall, at the discretion of BTC, return or destroy such Personal Information.

12.5

Data Protection Agreement. In the event that the Parties agree to the processing of Personal Information, other than Business Contact Data, under or pursuant to this Agreement (including as a result of a change to the Services), the Parties agree to enter into a Data Protection Agreement mutually agreed upon at such time.

12.6

Privacy Notices. The Parties shall each make available to the other its privacy notice (as may be in effect from time to time) detailing the way in which Personal Information is processed. BTC’s Client and Vendor Privacy Notice can be found at https://www.blackrock.com/corporate/compliance/privacy-policy (or such future URL as may be used by BTC from time to time). Provider’s applicable Privacy Notice can be found at www.jpmorgan.com.

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13.	INTELLECTUAL PROPERTY RIGHTS

13.1

Generally. This Article 13 sets forth the Parties’ rights with respect to certain Intellectual Property Rights created, used or otherwise made available in connection with this Agreement. As between the Parties, the rights apply as set forth in this Article 13 whether created by Provider Personnel solely or working jointly with any Lending Fund or others to perform the work in question.

13.2	Independent Work. BTC and Provider shall each exclusively retain all Intellectual Property Rights which they (or their Affiliates) create that constitute Independent Work.

13.3

Work Product. All Work Product shall be exclusively owned by BTC, and Provider hereby assigns, and shall cause its Affiliates and all Provider Personnel to assign, to BTC all right, title and interest in and to the Work Product. To the extent any Work Product has applicability to Provider’s provision of similar services to Provider client’s generally and does not constitute Confidential Information of BTC or Lending Funds and to the extent not otherwise agreed in writing by BTC and Provider, BTC shall grant to Provider a non-exclusive, worldwide, non-transferable, perpetual, irrevocable, non-terminable (except for terminations in connection with certain breach events), fully paid-up, royalty-free license to use, load, access, execute, store, transmit, copy, display, perform and otherwise exploit such Work Product in connection with the provision of services similar to the Services to Provider’s clients on terms to be negotiated in good faith by BTC and Provider; provided that no such license shall become effective prior to the date that is two (2) years from the date such Work Product is first used commercially or in production by BTC or a Lending Fund in connection with the Services.

13.4

Certain Derivative Works and Feedback Intellectual Property. Except as may be otherwise agreed in writing by BTC and Provider, as between BTC and Provider, (a) any derivative works based on the Independent Work of Provider or any of its Affiliates that are created by or for Provider or any of its Affiliates at BTC’s or any Lending Fund’s written Project request pursuant to Section 2.1 of Schedule 1-A (such derivative works, “BTC Requested Derivatives”) and (b) any Feedback Intellectual Property shall be owned by Provider, including, without limitation, any modification or derivative works thereof. Provider hereby grants, and shall cause its Affiliates to grant, to BTC a non-exclusive, worldwide, transferable, perpetual, irrevocable, non-terminable, fully paid-up, royalty-free license, with the right to sublicense through multiple tiers, to use, load, access, execute, store, transmit, copy, display, perform, modify, create derivative works of and otherwise exploit such BTC Requested Derivative Works and Feedback Intellectual Property in any manner whatsoever; provided that, solely with respect to each BTC Requested Derivative created as part of the Services under this Agreement, such license shall be exclusive to BTC for a period of one (1) year from the date that such BTC Requested Derivative is delivered to BTC or the applicable Lending Fund or implemented for or on behalf of BTC or the applicable Lending Fund by Provider (or any of its Affiliates).

13.5

BTC Intellectual Property License Grant. BTC hereby grants, on behalf of itself and its Affiliates, to Provider a limited, worldwide, non-transferable, revocable, fully paid-up, royalty-free license, without the right to sublicense except as may be separately agreed by BTC and Provider in writing, to use, load, access, execute, store, transmit, copy, display, perform, modify and create derivative works of the Independent Work of BTC or any of its Affiliates and Work Product, solely to the extent and for the duration necessary to perform the Services for the benefit of BTC and Lending Funds (and not for the benefit of any third party, unless expressly authorized by BTC in writing). In connection with the exercise of the foregoing license, Provider shall not (a) delete, remove or in any way obscure any of BTC’s or its Affiliates’ proprietary notices on such Intellectual Property Rights or (b) in copying any such Intellectual Property Rights, interfere with the display or reproduction of such proprietary notices. For the avoidance of doubt, any modification or derivative works of such Independent Work or Work Product, including any such modifications or derivative works created by Provider or its Affiliates, shall constitute Work Product and be exclusively owned by BTC in accordance with the terms of this Article 13.

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13.6

Provider Intellectual Property License Grant. Provider hereby grants, and shall cause its Affiliates to grant, to BTC and the Lending Funds: (a) unless BTC approves the inclusion of data and information of any Authorized Data Sources and/or any Provider Third Party Technology with a different license grant after Provider’s written notice to BTC addressing the limitations and restrictions in the data and information of such Authorized Data Sources and/or any Provider Third Party Technology, a non-exclusive, worldwide, transferable, perpetual, irrevocable, non-terminable, fully paid-up, royalty-free license, with the right to sublicense through multiple tiers, to use, load, access, execute, store, transmit, copy, display, perform, modify, create derivative works of and otherwise exploit the Independent Work of Provider or any of its Affiliates, any data and information of Authorized Data Sources and/or any Provider Third Party Technology, solely to the extent any such Independent Work, data and information and/or Provider Third Party Technology is incorporated in or necessary or useful to practice, use or otherwise exploit any Work Product, BTC Requested Derivatives, or any other deliverable embedded in the Work Product or BTC Requested Derivatives provided under this Agreement (including, for the avoidance of doubt, any such deliverable that is comprised, in whole or in part, of any Independent Work of Provider or any of its Affiliates, any data and information of any Authorized Data Sources and/or any Provider Third Party Technology), and solely for use with or other exploitation of such Work Product, BTC Requested Derivatives or other deliverable embedded in the Work Product or BTC Requested Derivatives; and (b) a limited, non-exclusive, worldwide, non-transferable, irrevocable, non-terminable, fully paid-up, royalty-free license, with the right to sublicense through multiple tiers, to use, load, access, execute, store, transmit, copy, display, perform, modify, create derivative works of and otherwise exploit the Independent Work of Provider or any of its Affiliates and/or any other deliverable provided under this Agreement (including, for the avoidance of doubt, any deliverable that is comprised, in whole or in part, of any Independent Work of Provider or any of its Affiliates, any data and information of any Authorized Data Sources and/or any Provider Third Party Technology and any deliverable provided during or in connection with any obligations during any transition period provided for under this Agreement), any data and information of Authorized Data Sources, any Provider Third Party Technology, solely to the extent and for the duration necessary (or with respect to Provider’s Independent Work useful) to receive and enjoy the benefit of the Services (including, for the avoidance of doubt, any transition period provided for under this Agreement). In connection with the exercise of the foregoing licenses, neither BTC nor the Lending Funds shall (x) delete, remove or in any way obscure any of Provider’s or its Affiliates’ proprietary notices on such Intellectual Property Rights or (y) in copying any such Intellectual Property Rights, interfere with the display or reproduction of such proprietary notices. For the avoidance of doubt, any modification or derivative work of the Independent Work of Provider, its Affiliates shall be exclusively owned by Provider and licensed to BTC and the Lending Funds to the extent set forth under this Section 13.6; provided, however, that neither BTC or any Lending Fund shall be obligated to disclose, provide or deliver to Provider or any of its Affiliates, in any manner, any such modification or derivative work of the Independent Work of Provider, its Affiliates created by or for BTC or any Lending Fund, other than by Provider, its Affiliates, and any modification or derivative works of any information and data of Authorized Data Sources and/or Provider Third Party Technology shall be exclusively owned by the applicable Authorized Data Source or third party and licensed to BTC and the Lending Funds to the extent set forth under this Section 13.6.

13.7

Use of Third Party Software. BTC acknowledges that Provider will use certain third party software in providing the Services. BTC shall not have any obligation to bear any costs with respect to third party software. In no event shall any third party software be incorporated into any Work Product without BTC’s express prior written consent.

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14.	CONTRACT AND PROJECT MANAGEMENT

14.1

Governance, Meetings and Reports. Provider acknowledges and agrees that one of the key business requirements of the Lending Funds is for Provider to provide the Services in a consistent, integrated manner across all Provider locations, regardless of geography. To meet such requirement, Provider will organize its relationship with the Lending Funds and its service delivery team in accordance with the governance committee, processes and procedures set forth in the Service Level Schedule and this Article 14. Provider and BTC, on behalf of the Lending Funds, will meet bi-annually to discuss the performance of Services and mutually agree to any changes to the Service Levels as necessary to accurately reflect the then-current Service Levels.

14.2

Change Procedures. Any Change to the general terms and conditions herein (including changes to the Schedules and Attachments) will be made in accordance with Schedule 1-A. Each Party agrees to consider in good faith any Change request of the other Party and will not unreasonably withhold, condition or delay its approval of any such request.

15.	AUDIT / RECORDS / LEGAL DISCOVERY

15.1

Lending Fund Audit Rights. Unless prohibited by applicable Laws, the Lending Funds, their auditors (internal or external) and regulators (to the extent legally required), each as a Lending Fund may from time to time designate (collectively, the “Lending Fund Auditors”), may perform audits, inspections and examinations of: (x) any location or facility or portion thereof at or from which Provider Personnel are providing the Services; and (y) data, books, logs, records and other documentation in any media relating to the Services for the following purposes:

(a)

to verify and ascertain the accuracy and correctness of volume calculations, Service Levels and other measures of performance, Fees, credits and other amounts due and payable to the applicable Parties hereunder (including by means of access to the most recent publicly available audited financial statements of Provider and relevant information on applicable insurance coverages to the extent available to Provider);

(b)

to verify the confidentiality, integrity and availability of BTC Confidential Information and Provider’s compliance with its duties and obligations with respect to information protection, security, conflicts of interest and confidentiality;

(c)

to assess (A) Provider’s compliance with its data security obligations hereunder and (B) whether any incident has occurred that has compromised the security of Provider Technology in a manner such that BTC Data has been improperly disclosed or altered (a “Data Security Breach”); provided that such access may include access to Provider Technology consistent with the access provided to Lending Funds in connection with the Services, but excluding (I) access to Provider Technology that would permit the auditor to view information of other clients of Provider and (II) the ability to perform any penetration or similar testing;

(d)

to verify Provider’s compliance with Provider Laws in any country from or to which Services are provided, including to verify the integrity and correctness of the training and certification qualifications offered to and obtained by Provider Personnel where training or certification is required to comply with Provider Laws;

(e)	to verify the integrity of any data provided by Provider hereunder;

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(f)	to verify Provider’s compliance with regulatory inquiries relating to the Lending Funds;

(g)	to permit the Chief Compliance Officer of the Lending Funds to comply with the relevant requirements of Rule 38(a)-1 under the 1940 Act;

(h)	to verify Provider’s compliance with policies and procedures of a Lending Fund to which Provider is required to comply hereunder; and

(i)	to verify Provider’s compliance with any other provision of this Agreement.

Provider will make Provider Personnel available to the Lending Fund Auditors for the purposes described in this Section 15.1. Notwithstanding the foregoing, (i) to the extent required by Provider’s policies and procedures relating to data security, Provider may provide summary materials in lieu of the full text of policies, procedures, test results (in which Provider does not participate), and other similar documentation, and (ii) the scope of BTC’s access to Provider’s premises and personnel and review rights with respect to Provider’s BCP Plan shall be as agreed by the Parties in writing from time to time.

15.2	Limitations and Cooperation.

(a)	Limitations.

(i)

Audits will be conducted during Provider’s business hours and upon reasonable notice to Provider except in the case of emergency or as otherwise may be legally required. Each Lending Fund and the Lending Fund Auditors will: (A) comply with Provider’s reasonable security and confidentiality requirements when accessing locations, facilities or other resources owned or controlled by Provider; and (B) cooperate with Provider to minimize any disruption to Provider’s business activities, subject to the requirements of any regulatory authorities.

(ii)

Audit rights of the Lending Funds will be subject to Provider’s rights to impose reasonable limitations on the frequency and timing of such audits and inspections requested by the Lending Funds, except that Provider will not limit the frequency or timing of audits or inspections by regulators of the Lending Funds.

(iii)

Provider will not disclose or make any information available or provide access to: (A) the extent that such information is subject to legal privilege; (B) the extent that disclosure or access would result in a breach of law or duty of confidentiality or privacy owed to a third party or any Provider Personnel; (C) the extent that such information is unrelated to the Lending Funds or the provision of the Services; (D) Provider’s internal audit reports, compliance or risk management plans or reports, work papers and other reports and information relating to management functions; or (E) the extent that such access by the Lending Funds would, in Provider’s reasonable opinion, compromise the security of its technology systems.

(b)	Provider Cooperation.

(i)

Subject to the limitations set forth in Section 15.2(a), Provider and Provider Personnel will provide such assistance as may be reasonably required to carry out audits as permitted hereunder, including providing reasonable use of Provider locations, facilities and other resources reasonably required in connection therewith, subject to reimbursement for any material out-of-pocket expenses incurred by Provider in cooperating with audit activities directed by a Lending Fund that are outside the ordinary course of customary audits that would be expected in connection with services similar to the Services.

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(ii)

Subject to the limitations set forth above, Provider further agrees to cooperate with and facilitate: (A) audits of Lending Funds conducted by independent auditors; and (B) audits or performance of “agreed upon procedures” by outside auditors as requested by the Lending Funds.

15.3	Audit Follow-Up and Remedial Action.

(a)

Audit Follow-Up. At the conclusion of an audit or examination, Provider will have an opportunity to review issues identified during the review, and will cooperate with the applicable Lending Funds to provide factual concurrence with issues identified in the review. Provider and such Lending Funds will meet to review each final audit report promptly after the issuance thereof.

(b)

Compliance Corrections. If an audit reveals any breach by Provider of any of its material obligations hereunder and Provider is notified of such breach, Provider will promptly use Commercially Reasonable Efforts to cure such breach, provided such breach is capable of cure. To the extent that any Lending Fund becomes aware of a breach revealed by an audit, such Lending Fund will notify Provider of such breach.

(c)

Overcharge. If, as a result of an audit regarding Provider’s charges, it is determined that Provider has overcharged BTC on behalf of a Lending Fund, BTC, on behalf of such Lending Fund, will notify Provider of the overcharged amount and Provider will promptly pay BTC, on behalf of such Lending Fund, such amount plus interest at the prevailing Federal Funds rate, calculated from the date of Provider’s receipt of the overcharged amount until the date of payment to BTC, on behalf of such Lending Fund. If any such audit reveals an undercharge to Provider of five percent (5%) or more of the annual service charges for the period audited, BTC will notify Provider and pay such undercharge, without interest, within thirty (30) days of discovery of such undercharge. If any such audit reveals an overcharge to BTC of five percent (5%) or more of the annual service charges for the period audited, Provider will, at the option of BTC, issue to BTC, on behalf of such Lending Fund, a credit (including such interest) against the charges attributable to the overcharge and reimburse BTC for the reasonable out-of-pocket expenses of such audit relating to such charges.

15.4	Provider-Conducted Audits.

(a)

Generally. Provider will conduct all audits under this Section 15.4 pertaining to the Services through an independent auditor, generally consistent with Provider’s audit practices, except to the extent otherwise expressly provided hereunder. Such independent auditor may be Provider’s internal audit department, provided that Provider reasonably determines that this department is operated independently of the business lines it audits and BTC receives a SOC audit pursuant to this Section 15.4). To the extent that Provider becomes aware of a breach revealed by an audit pursuant to this Agreement, Provider will notify the Lending Funds of such breach.

(b)	SOC Audit.

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(i)

Provider will cause either a SOC 1 or a SOC 2 audit to be conducted at least annually, which audit conducted pursuant to this Agreement will not be materially diminished in scope as compared to the scope of Provider’s SOC 1 or SOC 2 audits performed as of the Effective Date.

(ii)

Provider will promptly provide each Lending Fund with its updated SOC report, if any, upon request, which request may be made on an annual basis. To the extent Provider obtains a SOC 2 report after previously only obtaining a SOC 1 report, Provider will provide BTC with its updated SOC 2 results. Thereafter, Provider will provide to the Lending Funds certifications indicating material changes to Provider’s internal control environment with such frequency as the Lending Funds may reasonably request to discharge their duties under applicable Law.

(c)	Data Security and Confidentiality Audits.

(i)

If Provider does not provide a SOC 2 audit pursuant to Section 15.4(b) above, Provider shall perform an audit for the purpose of determining compliance by Provider with its data security obligations under this Agreement and shall be conducted at least annually.

(ii)

BTC shall be entitled to such summary report of the audit that will describe whether Provider has met its data security obligations hereunder and whether or not a Data Security Breach has occurred, but that shall otherwise exclude information that Provider reasonably deems appropriate to exclude.

(iii)

If any such audit reveals that Provider has failed to meet its data security obligations hereunder or that a Data Security Breach has occurred, upon BTC’s request (and at Provider’s sole cost and expense), Provider shall: (A) provide the affected Lending Funds with sufficient information to determine the length, scope and impact of such failure; and (B) perform a follow-up audit to determine whether Provider has: (I) cured its failure to meet its data security obligations hereunder; or (II) remediated the Data Security Breach such that an improper disclosure or alteration of BTC Data is no longer reasonably likely to occur as a result of the incident giving rise to the follow-up audit.

(iv)	Additional follow-up audits may be required to the extent any such audit reveals that the data security matters have not been remediated in all material respects.

(v)	The results of any such audits and reports provided in connection therewith shall be Confidential Information of Provider.

15.5

Record Maintenance and Retention. Provider will maintain accurate, complete, and up-to-date books and records relating to the Services. Provider will maintain such books in records in compliance with applicable Provider Laws (which will be deemed to include, without limitation, the 1940 Act and the rules thereunder applicable to Provider, as custodian). Any records required to be maintained by Provider Laws, will be preserved for the periods and maintained in a manner prescribed under such rules. Each Lending Fund and its authorized representatives (including those of its commodity pool operator and commodity trading advisor), and employees and agents of the SEC, CFTC and NFA, as applicable, shall have reasonable access to Provider’s records relating to the Services at all times during Provider’s normal business hours. BTC acknowledges that Provider shall own the custody records. Provider will report as soon as possible any matters that are

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reasonably likely to materially adversely affect performance of its record maintenance and retention obligations hereunder. Unless prohibited by applicable Laws, Provider will maintain and provide access upon a Lending Fund’s request to the records, documents and other information (other than any BTC Data or BTC Confidential Information returned by Provider in accordance herewith) required to comply with audit rights hereunder until the later of: (a) ten (10) years after expiration or termination of this Agreement or such longer period required by applicable Law; or (b) when pending matters relating hereto (e.g., disputes) are closed or applicable statutes of limitations have lapsed. In the event of a termination or expiration of Services provided hereunder, all related records will be delivered to the Lending Fund as of the date of termination or expiration or at such other time as may be mutually agreed upon by the Parties.

15.6

Communication with Regulators. If Provider receives any inquiry from any regulator regarding a Lending Fund or its shareholders in relation to the Services, then, except to the extent such inquiry relates to other customers of Provider, Provider will, to the extent legally permissible, consult BTC, on behalf of the relevant Lending Fund, before responding to such inquiry and will comply with the Lending Fund’s reasonable requests regarding the content or timing of such response; provided, however, that the foregoing shall not limit or restrict Provider in any manner in complying with its regulatory obligations in a manner that it, in its sole discretion, shall determine to be compliant with applicable Law or necessary for the maintenance of its ongoing relationships with its regulatory authorities.

15.7

Regulatory Assistance. Provider will permit regulators with jurisdiction over BTC or any Lending Fund to examine Provider’s activities relating to its performance under this Agreement and the Services. Subject to Section 15.6, Provider will cooperate and provide all information reasonably requested by the regulator in connection with any such examination and provide reasonable assistance and access to all equipment, records, and systems requested by the regulator relating to the Services.

15.8

Legal Discovery. Provider acknowledges and agrees that each Lending Fund is required to preserve and produce electronic data in support of such Lending Fund’s legal discovery obligations, as they may arise, for investigations and/or litigation. As part of the Services, and to the extent not prohibited by applicable Laws, Provider will make available to such Lending Fund BTC Data that Provider maintains and that is the subject of any legal discovery obligation of such Lending Fund, subject to reimbursement for out-of-pocket costs reasonably incurred by Provider to the extent such assistance is not capable of being performed by Provider Personnel during normal business hours without disruption to the Services.

15.9

Other Disclosures. Provider will furnish each Lending Fund with such daily information regarding the positions and activity of the Lending Fund’s cash, Securities and other assets, as Provider and such Lending Fund will from time to time agree.

16.	CONFIDENTIALITY

16.1	Definition of Confidential Information.

(a)	Definition.

(i)

“Confidential Information” of a Party means any non-public, commercially sensitive information belonging to, concerning or in the possession or control of a Party or its Affiliates (the “Furnishing Party”) that is furnished, disclosed or otherwise made available by the other Party or its Affiliates (the “Receiving Party”), and which is:

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(A)	either marked or identified in writing as confidential, proprietary, secret or with another designation sufficient to give notice of its sensitive nature;

(B)	of a type that a reasonable person would recognize it to be commercially sensitive; or

(C)	BTC Confidential Information or Provider Confidential Information.

(ii)

“BTC Confidential Information” includes all information to which Provider has access in BTC Locations or systems, BTC Proprietary Information, BTC Data, BTC Software and other Intellectual Property Rights of Lending Funds and related systems access codes and information concerning Lending Funds and their Affiliates’ existing or proposed products, product types, product structures, product strategies, target markets, timing of new product launches, historic trade data, fund performance data, corporate actions determinations, trading information, trading strategies, processes, trend information, securities lending data and markets, billing data, marketing strategies, financial affairs, employees, shareholder list and information related to shareholders, customers or suppliers, and any non-public personal information as defined by Regulation S-P, regardless of whether or how it is marked.

(iii)

“Provider Confidential Information” includes Provider proprietary information, Work Product and all other Intellectual Property Rights of Provider, client lists, marketing strategies, and all data and information concerning Provider’s clients, in their capacity as Provider’s clients, financial affairs, product types, product structures, product strategies, timing of new product launches, and fees for Services or other products or services, regardless of whether or how such materials are marked.

(b)

No Implied Rights. Each Party’s Confidential Information will remain the property of that Party. Nothing contained in this Article 16 will be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or by implication, any rights or license to the Confidential Information of the other Party. Any such obligation or grant will only be as provided by other provisions of this Agreement.

(c)

Exclusions. None of the Confidential Information, Provider Confidential Information or BTC Confidential Information shall include any information that the Receiving Party can demonstrate: (i) was, at the time of disclosure to it, in the public domain; (ii) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the Receiving Party; (iii) was in possession of the Receiving Party at the time of disclosure to it and was not the subject of a pre-existing confidentiality obligation; (iv) was received after disclosure to it from a third party who had a lawful right to disclose such information to it; or (v) was independently developed by the Receiving Party without use of the Confidential Information of the Furnishing Party. Any exclusion from the definition of Confidential Information contained herein will not apply to Personal Information.

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16.2	Confidentiality Obligations.

(a)

Generally. The Receiving Party will: (i) not disclose, publish, release, transfer or otherwise make available the Furnishing Party’s Confidential Information in any form to, or for the use or benefit of, any person or entity without the Furnishing Party’s consent; (ii) secure and protect the Furnishing Party’s Confidential Information from unauthorized use or disclosure by using at least the same degree of care as the Receiving Party employs to avoid authorized use of or disclosure of its own Confidential Information, but in no event less than reasonable care; and (iii) not duplicate any material containing the Furnishing Party’s Confidential Information except in the direct performance of its obligations hereunder. Confidential Information may not be used by the Receiving Party or any of its Affiliates, officers, directors, agents, professional advisors, subcontractors and employees other than for the purposes contemplated by this Agreement. In connection with the provision of the Services and the discharge of its other obligations under this Agreement, Provider may collect and store BTC Confidential Information and share such BTC Confidential Information with its Affiliates, Authorized Data Sources, Third Party Market Utility Providers, Depositories and agents solely to the extent reasonably necessary to carry out (A) the provision of Services contemplated under this Agreement, and (B) the internal management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, and legal and regulatory compliance.

(b)	Provider Duties. In addition to its other obligations with respect to BTC Confidential Information, Provider will:

(i)

not permit any BTC Confidential Information to be disclosed to any entity that competes with any Lending Fund or any products thereof (including the asset management and principal securities lending divisions of Provider or its asset management and principal securities lending Affiliates) or other clients;

(ii)

provide access to BTC Confidential Information to its employees only on a need-to-know basis for the provision of Services hereunder and will not provide such access to Confidential Information to any employee who directly services a business that competes now or in the future with the Lending Funds (provided that BTC Data may be provided to Provider employees performing Services on a shared services basis so long as such employees are advised as to Provider’s confidentiality obligations hereunder and instructed to comply therewith and are only permitted to share such BTC Data with other shared services employees);

(iii)	protect BTC Confidential Information, by configuration of its information and processing systems or by adopting other appropriate measures; and

(iv)	take such other actions as the Parties may agree from time to time.

(c)	Notice of Unauthorized Acts. The Receiving Party will:

(i)	notify the Furnishing Party promptly upon its becoming aware of any unauthorized possession, use, or knowledge of the Furnishing Party’s Confidential Information by any person;

(ii)

promptly furnish to the Furnishing Party full details that the Receiving Party has or may obtain regarding such unauthorized access and use reasonable efforts to assist the Furnishing Party in investigating or preventing the reoccurrence of any such access;

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(iii)	cooperate with the Furnishing Party in any litigation and investigation against third parties deemed reasonably necessary by such Party to protect its proprietary rights; and

(iv)	promptly take all reasonable actions necessary to prevent a reoccurrence of any such unauthorized access.

16.3	Permitted or Required Disclosures.

(a)

The Receiving Party may disclose relevant aspects of the Furnishing Party’s Confidential Information to its Affiliates, officers, directors, agents, professional advisors, subcontractors and employees and other third parties (including Governmental Authorities), to the extent that such disclosure is not restricted hereunder and only to the extent that such disclosure is reasonably necessary for: (i) the performance of its duties and obligations hereunder; (ii) the exercise of its rights hereunder; or (iii) compliance with relevant reasonable policies and practices of its internal audit, risk management, and legal oversight functions. Provider may also disclose Confidential Information of BTC or any Lending Fund to Third Party Providers in accordance with Proper Instructions and applicable Service Levels.

(b)

The Receiving Party will take all reasonable measures to ensure that the Furnishing Party’s Confidential Information is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, directors, agents, professional advisors, subcontractors and employees.

(c)	The Parties’ respective obligations in this Article 16 will not restrict any disclosure required pursuant to any Law or legal or regulatory process; provided, however, that:

(i)

where legally permitted and reasonably practicable to do so, the Receiving Party will give reasonable and prompt advance notice of such disclosure requirement to the Furnishing Party and give the Furnishing Party reasonable opportunity to object to and contest such disclosure, to the extent legally permissible; and

(ii)	the Receiving Party will use reasonable efforts to secure confidential treatment for any such information that is required to be disclosed.

16.4	Return or Destruction.

(a)	As requested by the Furnishing Party during the Term, the Receiving Party will return or provide the Furnishing Party a copy of any designated Confidential Information of the Furnishing Party.

(b)

The Receiving Party will return or, at the Furnishing Party’s option, destroy all copies of materials containing the Furnishing Party’s Confidential Information upon the Receiving Party’s cessation of work, completion of its obligations associated with such information hereunder or upon any earlier termination of this Agreement for any reason whatsoever, except to the extent:

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(i)

that this Agreement provides for the Receiving Party to continue to use or retain items that constitute or contain the Furnishing Party’s Confidential Information after the date of expiration or termination; or

(ii)	otherwise required to comply with Law or to defend or pursue claims arising under this Agreement.

In addition, the Receiving Party will destroy all notes, memoranda, compilations, derivative works, data files or other materials prepared by or on behalf of the Receiving Party that contain or otherwise reflect or refer to Confidential Information of the Furnishing Party to the extent reasonably practicable.

(c)

At the Furnishing Party’s request, the Receiving Party will certify in writing that it has returned or destroyed all copies of the Furnishing Party’s Confidential Information in the possession or control of the Receiving Party or any of its Affiliates, officers, directors, agents, professional advisors, subcontractors and employees.

(d)	The Receiving Party will dispose of any “consumer report information,” as such term is defined in Regulation S-P.

16.5

Duration of Confidentiality Obligations. The Receiving Party’s obligations under this Article 16 apply to Confidential Information of the Furnishing Party disclosed to the Receiving Party before or after the Effective Date and will continue during the Term and survive the expiration or termination of the Agreement as follows:

(a)

as to any portion of the Furnishing Party’s Confidential Information that constitutes a trade secret under applicable law, the obligations will continue for as long as the Furnishing Party continues to treat such information as a trade secret; and

(b)

as to all other Confidential Information of the Furnishing Party, the obligations will survive for two (2) years after the Receiving Party’s fulfillment of its obligations under Section 16.4 with respect to the Confidential Information in question.

17.	REPRESENTATIONS AND WARRANTIES

17.1	By Provider. Provider makes the following representations, warranties and covenants to each Lending Fund:

(a)

Custodian Eligibility. Provider represents and warrants that it (i) has and will maintain at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as custodian of the Securities of each Lending Fund, and (ii) is otherwise qualified and eligible to act as custodian under the terms of this Agreement.

(b)

Adequate Resources, Skill and Experience. Provider warrants and covenants that it will use adequate numbers of qualified Provider Personnel with suitable training, education, experience and skill to perform the Services in accordance with the Standard of Care. Provider represents that it is skilled and experienced in providing services similar to the Services for customers other than the Lending Funds.

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(c)

Software Ownership. Provider is authorized to grant to the Lending Funds such rights, title, interest and ownership (or license rights to use, as applicable) necessary for BTC or Lending Funds to use any Provider Technology provided to BTC or Lending Funds in connection with BTC’s and the Lending Funds’ right to use the Services provided hereunder and in accordance with the terms hereof.

(d)

Currency. The Services, including any Work Product provided by Provider hereunder, are and will: (i) be capable of supporting all currencies required to provide the Services; and (ii) not be adversely affected or manifest any errors by virtue of variations in currency or pricing structures.

(e)

Equal Opportunity Employer. Provider is an equal opportunity employer complying with all applicable Laws relating to equal opportunity employment, and will maintain in effect and use reasonable efforts to adhere to a corporate policy intended to maintain such compliance. Provider acknowledges that BTC considers inclusion and diversity at BTC as key to BTC’s success. BTC is committed to developing a supplier and service provider base that is diverse and reflects all the markets, clients and communities BTC serves and BTC expects its service providers to operate in a similar manner. Upon request, Provider will provide BTC with information on the actions it is taking in furtherance of this goal.

(f)	No Debarment. Neither Provider nor any of Provider Personnel to Provider’s knowledge:

(i)	has been debarred by a Governmental Authority;

(ii)	has currently, or has had in the past, a debarment proceeding initiated against them by a Governmental Authority; or

(iii)

will use, in any capacity, in connection with the activities to be performed hereunder, any person or entity who, to Provider’s knowledge, has been debarred or against whom a debarment proceeding has been initiated by any Governmental Authority.

If Provider learns that a person or entity performing on its behalf hereunder has been debarred by any Governmental Authority, or has become the subject of debarment proceedings by any Governmental Authority, Provider will promptly so notify BTC (on behalf of the applicable Lending Funds) and will prohibit such person or entity from performing on Provider’s behalf hereunder, unless otherwise consented to in writing by BTC.

(g)

Qualifying Office. Provider is a securities intermediary with respect to the Pass Through Account. Provider had on the date that Provider and the Lending Fund or BTC on behalf of any Lending Fund entered into an account agreement (as defined in Hague Securities Convention Article 1(e)), an office in the United States that engaged in the regular activity of maintaining securities accounts.

17.2	By the Lending Funds. Each Lending Fund makes the following representations, warranties and covenants to Provider:

(a)

Regulation GG. Such Lending Fund does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233). Such Lending Fund shall promptly notify Provider if it does engage in an Internet gambling business; provided, however, failure of such Lending Fund to notify Provider shall not result in any additional Provider rights pursuant to Article 8 or any additional right

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to indemnification by BTC or such Lending Fund pursuant to Article 19. In accordance with Regulation GG, such Lending Fund is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with Provider pursuant to this Agreement or otherwise between or among any Party hereto.

17.3	Mutual Representations and Warranties. Each Party represents, warrants and covenants to the other that:

(a)	Power and Authority. It has the requisite corporate power and authority to enter into, and to carry out the transactions contemplated by, this Agreement.

(b)	No Inducements. Such Party has not violated applicable Laws or regulations or policies in connection with securing this Agreement.

(c)

Duly Authorized and No Material Default. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby: (i) have been duly authorized by the requisite corporate action on the part of such Party and will not constitute a violation of any judgment, order or decree; and (ii) will not constitute a material default under any material contract by which it or any of its Affiliates or any of their respective material assets are bound, or an event that would, with notice or lapse of time or both, constitute such a default.

(d)	Adequate Rights.

(i)

It has obtained and will retain, at its sole expense, any and all necessary rights, licenses, consents and approvals from Governmental Authorities and third parties to perform its obligations hereunder, including the right to grant the other Party any rights granted hereunder.

(ii)

It is the owner of, or has the right to use and grant access to, any Intellectual Property Rights made available to the other Party hereunder to which it is a signatory, including in the case of Provider, any Work Product, Independent Work, or Provider Technology that it makes available.

(e)

No Pending Proceedings; Litigation. There is no claim, litigation, proceeding, arbitration, investigation or material controversy pending or, to the knowledge of such Party, threatened that challenges or may have a material adverse effect on any of the provision of Services contemplated herein.

(f)

Foreign Corrupt Practices Act. Neither it nor any of its Affiliates or agents, nor any officer or employee of it or its Affiliates or agents, has taken or will take any action or make any payment in violation of, or which may cause it, its Affiliates or agents to be in violation of, the Foreign Corrupt Practices Act of 1977, as amended, or any comparable Laws in any country from or to which Service is provided. Such Party further represents that no person employed by it or any of its Affiliates in connection with its obligations hereunder to which it is a signatory is an official of the government of any country or of any agency thereof, and that no part of any monies or consideration paid hereunder will accrue for the benefit of any such official.

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(g)

Account Agreements. Any account agreement (as defined in Hague Securities Convention Article 1(e)) between Provider and BTC on behalf of each Lending Fund that governs the Pass Through Account shall expressly provide that it is governed by the laws of the State of New York, or if it fails to so provide, the Provider and BTC on behalf of any such Lending Fund hereby agree that such account agreement is hereby amended to provide “the Provider and BTC on behalf of any such Lending Fund expressly agree the law applicable to all issues specified in the Hague Securities Convention Article 2(1) is the law of the State of New York.”

18.	INSURANCE AND RISK OF LOSS

18.1

Generally. Provider will, throughout the Term, maintain in full force and effect from an insurer who is rated at least “A-” or better in Best’s Insurance Guide, or is otherwise acceptable to a Lending Fund, customary insurance coverage for its operations worldwide, with coverages and terms as may be agreed by the Parties from time to time. Where applicable, all required insurance will be primary, and all insurance or self-insurance maintained by Lending Funds is strictly excess and secondary and will not contribute with Lending Funds’ insurance or self-insurance. Provider agrees to be liable for all costs within the deductible or self-insured retentions.

18.2

Evidence of Coverage. Within ten (10) days from the Effective Date, Provider will provide to the Lending Funds a then-current listing of its insurance coverage relevant to this Agreement and will, upon request therefor, provide an updated listing of such coverage. Provider shall notify Lending Funds of any cancellation or material reduction of coverage within thirty (30) days of Provider’s receipt of notice of such cancellation or material reduction.

18.3	Jurisdictions. Each Party will ensure that the insurance required of it permits payment in each of the jurisdictions in which its insured is permitted to do business.

19.	INDEMNIFICATION

19.1

By Provider. Subject to this Article 19 and Article 20, Provider will indemnify, defend and hold harmless BTC and the Lending Funds and their respective Affiliates, and their Affiliate’s respective officers, directors, employees, agents and permitted successors and assigns from any and all damages, fines, penalties, deficiencies, losses, liabilities (including judgments and amounts reasonably paid in settlement) and expenses (including interest, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other reasonable fees and expenses of litigation or other proceedings or of any claim, default or assessment) (“Losses”) arising from or in connection with any third party claim or threatened third party claim to the extent that such Losses are based on or arising out of any of the following:

(a)

a material breach by Provider (in its capacity as Provider or any other capacity under this Agreement), any Provider Personnel of any of its obligations hereunder (including data protection, information security or confidentiality obligations), or under the Standard of Care;

(b)

any third party claim of infringement or misappropriation of any Intellectual Property Rights (including any Independent Work) resulting from or alleged to have occurred because of the use or other exploitation of any deliverables provided by or on behalf of Provider (including by any of its Affiliates), including any Provider Technology (including any derivatives thereof), Work Product, Independent Work (including any derivatives thereof) or other developments created by any Provider Personnel or based upon the performance of the Services (collectively, the “Provider Infringement Items”), except to the extent that such infringement or misappropriation relates to or results from:

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(i)	changes made by any Lending Fund or by a third party at the direction of a Lending Fund to the Provider Infringement Items;

(ii)

changes to the Provider Infringement Items recommended by Provider and not made due to a request from any Lending Fund, provided that Provider has notified such Lending Fund that failure to implement such recommendation would result in infringement within a reasonable amount of time for such Lending Fund to so implement following such notification;

(iii)

any Lending Fund’s combination of the Provider Infringement Items with products or services not provided or approved in writing by Provider, except to the extent such combination arises out of any Lending Fund’s use of the Provider Infringement Items in a manner consistent with the applicable business requirements documentation;

(iv)

designs or specifications that in themselves infringe and that are provided by or at the direction of any Lending Fund (except in the event that Provider, at the time of receiving such direction, knows or reasonably should know that an infringement or misappropriation would occur if such designs or specifications are implemented); or

(v)

use or distribution by a Lending Fund of any of the Provider Infringement Items in a manner that is not consistent with the applicable business requirements documentation or otherwise not permitted under this Agreement;

(c)	any employment-related claim or action by, on behalf of, or related to, any prospective, then-current or former Provider Personnel, arising from or in connection herewith, including:

(i)	any claim arising under occupational health and safety, worker’s compensation or other similar applicable Law;

(ii)	any claim arising from the interview or hiring practices, actions or omissions of employees of Provider;

(iii)

any claim relating to any violation by Provider, its Affiliates, or their respective officers, directors, employees, representatives or agents of any Law or any common law protecting persons or members of protected classes or categories, such laws or regulations prohibiting discrimination or harassment on the basis of a protected characteristic; and

(iv)	any claim based on a theory that such Lending Fund is an employer or joint employer of any such prospective, then-current or former employee of Provider.

(d)	the failure by Provider to obtain, maintain, or comply with any governmental approvals as required under this Agreement or Provider Laws;

(e)	such other failures as otherwise agreed by the Parties from time to time;

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(f)

claims by any Governmental Authority against a Lending Fund or a shareholder for fines, penalties, sanctions, late fees or other remedies to the extent arising from or in connection with Provider’s failure to perform its responsibilities under this Agreement, or claims by third parties arising from such claims by Governmental Authorities (except to the extent a Lending Fund is not permitted as a matter of public policy to have such an indemnity for financial penalties arising from criminal actions);

(g)	claims by clients of Provider relating to services, products or systems provided by Provider to such client(s) in a shared or leveraged environment;

(h)

any claim relating to the handling and processing of any and all immigration and employment related issues and requirements arising in connection with the Provider Personnel (whether located in the United States or elsewhere);

(i)	any third party claim based on or arising out of negligence, fraud or willful acts or omissions of or by Provider or Provider Personnel with respect to the performance of the Services;

(j)	any claim initiated by an Affiliate of Provider asserting rights in connection herewith; or

(k)	other claims as otherwise agreed by the Parties from time to time.

19.2

By BTC. BTC will indemnify, defend and hold harmless Provider, its Affiliates and their respective officers, directors, employees, agents and permitted successors and assigns from any and all Losses arising from or in connection with any third party claim, or threatened third party claim, to the extent that such Losses are based on or arising out of any of the following:

(a)	any breach by BTC or any Lending Fund of any of its confidentiality obligations hereunder;

(b)	any employment-related claim or action by, on behalf of, or related to, any prospective, then-current or former employee of BTC or any Lending Fund, arising from or in connection herewith, including:

(i)	any claim arising under occupational health and safety, worker’s compensation or other applicable Law;

(ii)	any claim arising from the interview or hiring practices, actions or omissions of BTC or any Lending Fund;

(iii)

any claim relating to any violation by BTC or any Lending Fund, or their officers, directors, employees, representatives or agents, of any Law or any common law protecting persons or members of protected classes or categories, such laws or regulations prohibiting discrimination or harassment on the basis of a protected characteristic; and

(iv)	any claim based on a theory that Provider is an employer or joint employer of any such prospective, then-current or former employee of BTC or of any Lending Fund.

(c)

any claims by a third party against Provider resulting from actions taken by Provider in accordance with any Proper Instructions received from BTC or a Lending Fund in providing Services, or acts in accordance with the terms of this Agreement or omissions not in breach of this Agreement, except, in each case, to the extent such Losses arise from Provider, its Affiliates having breached the Standard of Care in taking such actions or making such omissions.

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19.3

Mutual. BTC and Provider will indemnify, defend and hold harmless the other Party and its respective officers, directors, employees, agents, successors and assigns from any and all Losses arising from or in connection with any of the following, including Losses arising from or in connection with any third party claim or threatened third party claim:

(a)	the death or bodily injury of an agent, employee, customer, business invitee or business visitor or other person caused by the tortious or criminal conduct of the other Party; or

(b)	the damage, loss or destruction of real or tangible personal property caused by the tortious or criminal conduct of the other Party.

19.4	Infringement Remedy.

(a)

If any item or process used by Provider to provide the Services and made available to the Lending Funds or BTC becomes, or in Provider’s reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding, Provider will use Commercially Reasonable Efforts to, in Provider’s sole discretion, take the following actions at no additional charge to such Lending Fund or BTC as soon as reasonably practicable:

(i)	secure the right to continue using the item or process;

(ii)	replace or modify the item or process to make it non-infringing, provided that the replacement or modification will not degrade performance or quality in any material respect; or

(iii)

if neither (i) nor (ii) immediately above is available to Provider on commercially reasonable terms, remove the item or process from the Services and equitably reduce Provider’s charges to reflect such removal, provided that no such removal will diminish the scope of Provider’s obligation to perform the Services hereunder.

(b)

Provider’s obligations in this Section 19.4 shall be the affected Lending Fund’s sole rights and remedies in connection with infringement claims described herein. For the purposes of clarification, nothing in this Section 19.4 will limit a Lending Fund’s ability to seek remedies for Provider’s failure to provide the Services under this Agreement.

19.5	Indemnification Procedures.

(a)

Any Third Party Claim. If any third party claim is commenced against a Party entitled to indemnification under this Article 19 (the “Indemnified Party”), notice thereof will be given to the Party obligated to indemnify such claim (the “Indemnifying Party”) as promptly as practicable. No Indemnified Party shall settle or compromise any third party claim that may be the subject of an indemnification claim against the Indemnifying Party, whereby such claim involves the payment of money, injunctive relief or any admission by, or obligation imposed on, the Indemnifying Party, without the prior written consent of the Indemnifying Party, except as set forth herein. Any settlement or compromise of such third party claim without such consent from the Indemnifying Party shall relieve the Indemnifying Party of any obligation with respect to such claim.

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(i)

If, after such notice, the Indemnifying Party acknowledges and agrees that the terms of this Agreement apply to such claim, then such Party may, in a notice promptly delivered to the Indemnified Party, but in no event less than ten (10) days prior to the date on which a response to such claim is due, immediately take control of the defense and investigation of such claim and employ and engage attorneys reasonably acceptable to the Indemnified Party to handle and defend the same, at the Indemnifying Party’s sole cost and expense, subject to the following:

(A)

no settlement of a claim that involves a remedy other than the payment of money by the Indemnifying Party (which includes as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim) will be entered into without the prior written consent of the Indemnified Party, which will not be unreasonably withheld, conditioned or delayed;

(B)

after notice by the Indemnifying Party to the Indemnified Party of its election to assume full control of the defense of any such claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses incurred thereafter by such Indemnified Party in connection with the defense of that claim; and

(C)

the Indemnified Party will cooperate, at the cost of the Indemnifying Party, in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of such claim and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost and expense (except as otherwise would be the responsibility of the Indemnifying Party hereunder), participate, through its attorneys or otherwise, in such investigation, trial and defense of such claim and any appeal arising therefrom.

(ii)

If the Indemnifying Party does not assume full control over the defense of a claim as provided in this Section 19.5, the Indemnified Party may retain control of the investigation and defense of such claim and employ and engage attorneys reasonably acceptable to the Indemnifying Party to handle and defend the same, at the Indemnifying Party’s sole cost and expense, provided that the Indemnifying Party may participate in such defense at its sole cost and expense. If the Indemnified Party retains control of the defense of any such claim, any settlement shall be subject to: (A) a waiver of the Indemnified Party’s rights to further indemnification; and (B) prior written approval of the Indemnifying Party, which will not be unreasonably withheld, conditioned or delayed.

(b)	Governmental Authority Claims.

(i)

Notwithstanding Section 19.5(a), if a claim subject to indemnification is brought against the Indemnified Party by any Governmental Authority or a Lending Fund customer, then the Indemnified Party may, in a notice promptly delivered to the Indemnifying Party, but in no event less than ten (10) days prior to the date on which a response to such claim is due, retain control of the defense and investigation of such claim and employ and engage attorneys reasonably acceptable to the Indemnifying Party to handle and defend the same, at the Indemnifying Party’s sole cost and expense; provided, however, that the

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Indemnifying Party may participate in such defense, at its sole cost and expense. No settlement of a claim that involves a remedy other than the payment of money by the Indemnifying Party will be entered into without the prior written consent of the Indemnified Party, which will not be unreasonably withheld, conditioned or delayed.

(ii)

If the Indemnified Party does not assume full control over the defense of a governmental claim or a claim by a Lending Fund customer subject to such defense as provided in this Section (b), the Indemnifying Party will be entitled to assume control of the defense, in which case the relevant provisions of Section 19.5(a) will apply.

19.6

Enforcement. If the Indemnified Party is required to bring a claim against the Indemnifying Party to enforce the Indemnified Party’s rights under this Article 19, and the Indemnified Party prevails in such claim, then the Indemnifying Party will indemnify and reimburse the Indemnified Party for and from any costs and expenses (including reasonable legal fees) incurred in connection with the enforcement of this Article 19.

19.7

Subrogation. If an Indemnifying Party will be obligated to indemnify an Indemnified Party, the Indemnifying Party will, upon fulfillment of its obligations with respect to indemnification, including payment in full of all amounts due pursuant to its indemnification obligations, be subrogated to the rights of the Indemnified Party with respect to the claims to which such indemnification relates.

19.8	Other Rights. For the purposes of clarification, nothing in this Article 19 will limit a Lending Fund’s ability to seek remedies for Provider’s failure to provide the Services under this Agreement.

20.	LIABILITY; LIABILITY LIMITATIONS

20.1

Generally. Provider will be liable for Damages to the extent of its failure to meet its obligations under this Agreement, including the Standard of Care, subject to the clarifications and exceptions set forth in this Article 20, including:

(a)

Losses suffered by customers of a Lending Fund will be treated as Damages suffered by such Lending Fund. For the avoidance of doubt, no customer shall have any third party beneficiary rights in respect of any Losses under this Section 20.1(a).

(b)

Each Party will be responsible for damage to the other Party’s locations if such damage is caused by the personnel of such Party (or their respective guests), including such personnel’s intentional misconduct, abuse, misuse, neglect, or gross negligence or failure to comply with its other obligations respecting the other Party’s location.

(c)

In the event of a loss of a Security for which loss Provider is responsible under the terms of this Agreement, Provider will replace such Security, or if such replacement cannot be effected, Provider will pay to the affected Lending Funds (or BTC, on behalf of the affected Lending Funds), the fair market value of such Security based on the last available price as of the close of business in the relevant market on the date that a claim was first made to Provider with respect to such loss or the date the loss is first reported to the affected Lending Fund, whichever is earlier.

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(d)	Reasonable expenses incurred by a Lending Fund to recover any Damages properly owed to it hereunder (including reasonable attorneys’ fees) will be treated as direct Damages hereunder.

(e)

Each Party (and their respective Affiliates) will have a duty to mitigate Damages or Losses for which either Party is responsible, including where any Damages or Losses can be mitigated by lawfully pursuing recovery from third parties pursuant to a contractual claim against such third parties, in which case each Party will conduct or permit Commercially Reasonable Efforts to so recover.

20.2

Provider Liability Limitations. Subject to Provider’s obligations under this Agreement to mitigate Damages or Losses, Provider will not be liable, will not be in breach of this Agreement and will not be required to indemnify any Lending Fund in respect of any Damages or Losses suffered or incurred by any such Lending Fund to the extent that such Damages or Losses arise as a result of:

(a)

any acts, omissions, insolvency or financial default of any Depository, provided that (i) Provider’s use of such Depository was made with the exercise of the required Standard of Care; (ii) Provider will be liable to the Lending Funds to the same extent as such Depository is liable and has satisfied its liabilities to Provider; and (iii) Provider shall make reasonable efforts in accordance with applicable market practice to enforce such rights as it may have against any such Depository;

(b)

any obligations now or hereafter imposed directly on the Lending Funds or Provider solely as custodian of the Lending Fund’s account by the tax law of the United States or of any state or political subdivision thereof or any other political jurisdiction outside of the United States (which obligations the Lending Funds shall promptly satisfy in full);

(c)	acts or omissions of a third party that occurred prior to the applicable Effective Date;

(d)

Provider’s reliance on Proper Instructions, except to the extent such Damages or Losses result from Provider’s failure to meet its Standard of Care in acting in accordance with Proper Instructions; and

(e)	except to the extent any Damages or Losses result from Provider’s failure to meet its Standard of Care, and subject to Section 4.3 and Article 6:

(i)	any act of, or a failure to perform or a breach by, any Lending Fund of its obligations under this Agreement;

(ii)	any revisions to calculation methods made by a Lending Fund unless such revisions are communicated in writing to Provider;

(iii)

any acts or omissions of Authorized Data Sources (which may include the provision by such Authorized Data Sources of inaccurate, incomplete or corrupt data on which Provider has relied in providing the relevant Services);

(iv)	any act or omission by a Third Party Provider;

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(v)	erroneous information provided by a Third Party Market Utility Provider, except to the extent Provider fails to review and validate such data pursuant to Section 6.2(b);

(vi)

Provider relying in good faith upon the accuracy and completeness of any information provided to it by any Lending Fund or Third Party Provider, except to the extent that Provider has modified or failed to correct such information where it had an express obligation to do so pursuant to the terms hereof and to the extent that such modification or failure to correct has increased the amount of the Damages or Losses or otherwise resulted in Damages or Losses; or

(vii)	any unavailability of BTC Technology, except to the extent that Provider fails to comply with Section 4.3 and Article 6.

20.3

Liability Limitations. Except as otherwise agreed by the Parties from time to time, in no event will any Party, its officers, directors, employees, Affiliates, subsidiaries, suppliers or subcontractors be liable for consequential, indirect, special or incidental damages hereunder, whether in contract, in tort (including breach of warranty, negligence and strict liability in tort), or otherwise, even if such Party has been advised of the possibility of such damages in advance; provided, that none of the foregoing limitations will apply to direct damages suffered by either Party.

21.	DISPUTE RESOLUTION.

21.1

Informal Dispute Resolution. Except as provided herein or the Control Agreement, any dispute arising out of or relating to this Agreement will be referred to the senior relationship contact at each Party to attempt to resolve the dispute. The senior relationship management representatives will meet within five (5) Business Days of referral to attempt to resolve the dispute. If the senior relationship management representatives cannot resolve the dispute within ten (10) days after their first meeting, then the dispute will be escalated to authorized representatives of the Parties’ senior management who are empowered to resolve the dispute. Such representatives will meet within ten (10) days of such escalation. If such representatives cannot resolve the dispute within twenty (20) days after their first meeting, then the Parties will submit the dispute to mediation as set forth in Section 21.2.

21.2

Mediation. Except as provided herein or the Control Agreement, no civil action with respect to any dispute, claim or controversy arising out of or relating to this Agreement may be commenced until the matter has been submitted to JAMS Alternative Dispute Resolution Inc. (“JAMS”) for mediation. Either Party may commence mediation by providing to JAMS and the other Party a written request for mediation, setting forth the subject of the dispute and the relief requested. The Parties will cooperate with JAMS and with one another in selecting a mediator from JAMS panel of neutrals, and in scheduling the mediation proceedings. The Parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. Either Party may seek equitable relief as described in Section 21.4 prior to the mediation to preserve the status quo pending the completion of that process. Except for such an action to obtain equitable relief, neither Party may commence a civil action with respect to the matters submitted to mediation until after the completion of the initial mediation session, or forty-five (45) days after the date of filing the written request for mediation, whichever occurs first. Mediation may continue after the commencement of a civil action, if the Parties so desire. The provisions of this Article 21 may be enforced by any court of competent jurisdiction, and the Party seeking enforcement will be entitled to an award of all costs, fees and expenses, including reasonable attorneys’ fees, to be paid by the Party against whom enforcement is ordered. Unless the Parties otherwise agree: (a) the mediation

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will take place in San Francisco, California; and (b) the Parties will in good faith select a single mediator from the JAMS panel of neutrals within ten (10) days after the dispute was submitted to mediation. The Parties will consider the location of the mediation in making such selection. Notwithstanding the foregoing, the Parties will also have the right to pursue their other rights and remedies at Law or in equity following such mediation. All negotiations and proceedings pursuant to Sections 21.1 and 21.2 are confidential and will be treated as compromise and settlement negotiations for purposes of applicable rules of evidence and any additional confidentiality protections provided by applicable Law. Notwithstanding the foregoing, evidence that is otherwise admissible or discoverable will not be rendered inadmissible or non-discoverable as a result of its use in any informal dispute resolution or mediation.

21.3

Other Remedies. The initiation of the dispute resolution process as described above will not prevent any Party from exercising any of its other rights or remedies hereunder including the right to terminate this Agreement in accordance with Article 8 or seek injunctive relief as described in Section 21.4.

21.4

Equitable Remedies. Each Party acknowledges and agrees that a breach of any of its obligations under this Agreement with respect to BTC Confidential Information, BTC Proprietary Information, BTC Data, Provider Confidential Information, or its infringement or misappropriation of any of the other Party’s Intellectual Property Rights may irreparably harm the other Party in a way that could not be adequately compensated by money damages. In such a circumstance, the aggrieved Party may proceed directly to court. If a court of competent jurisdiction should find that a Party has breached (or attempted or threatened to breach) any such obligations, such Party agrees that, without any additional findings of irreparable injury or other conditions to injunctive relief, it will not oppose the entry of an appropriate order compelling its performance of such obligations and restraining it from any further breaches (or attempted or threatened breaches) of such obligations.

21.5

Continuity of Services. In the event of a dispute between the Parties, Provider will continue to so perform its obligations under this Agreement in good faith during the resolution of such dispute unless and until such Services are terminated in accordance with the provisions hereof (or after the expiration of any applicable Disengagement Assistance, if later).

22.	DEFINITIONS

22.1

General. The following definitions shall be applied to the terms used in this Agreement for all purposes (unless otherwise clearly indicated or noted herein or in any exhibits, schedules or annexes hereto):

“1940 Act” means the Investment Company Act of 1940, as amended.

“Account” has the meaning given in the Control Agreement.

“Advance(s)” has the meaning given in Section 3.6(a).

“Affiliate” means any entity that, directly or indirectly, Controls, is Controlled by or is under common Control with, such entity.

“Agreement” has the meaning given in the preamble to this Agreement.

“AML Laws” has the meaning given in Section 10.1(b)(i).

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“AML Program” has the meaning given in Section 10.1(b)(i).

“Authorized Data Sources” means Third Party Providers or third party security pricing providers, each acting as sources of data and information used by Provider for the provision of the Services, including sources of securities prices, currency exchange rates, interest rates, corporate actions, income and tax data, credit ratings and other market data and information.

“Authorized Person” means any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of any single Lending Fund in accordance with applicable authentication procedures, and identified in a certificate pursuant to the terms hereof.

“Bad Acts” means any negligent, reckless, dishonest, fraudulent or criminal act or omission or willful misconduct.

“BCP Plan” has the meaning given in Section 23.2.

“Best Commercial Practices” means, with respect to any objective or obligation, the exercise of such effort, skill, diligence, prudence, foresight and judgment equal to or exceeding the level of effort, skill, diligence, prudence, foresight, and judgment as a highly skilled and experienced person in the applicable services industry, providing services comparable to the Services under similar circumstances would exercise in performing those services.

“BTC” has the meaning given in the preamble to this Agreement.

“BTC Confidential Information” has the meaning given in Section 16.1(a)(ii).

“BTC Data” has the meaning given in Section 11.1(a).

“BTC Location” means each location at which a Lending Fund receives the Services.

“BTC Proprietary Information” means all right, title and interest in and to the Trade Secrets of any Lending Fund or BTC or any of its clients or customers.

“BTC Relationship Manager” means an individual designated (by written notice to Provider) from time to time by BTC or the Lending Funds.

“BTC Technology” means the systems and application software, middleware, communications links, equipment and other devices and technology owned or controlled by (i) any Lending Fund or BTC and that may be used by Provider from time to time in the performance of the Services and (ii) a third party and licensed to any Lending Fund or BTC and that will be used by Provider from time to time in the performance of the Services.

“Board” means a Lending Fund’s Board of Trustees/Directors, as applicable.

“Borrower” has the meaning given in the Control Agreement.

“Business Contact Data” has the meaning given in Section 12.1.

“Business Days” means the days that the applicable Issuer Fund is open for business, which will be Monday through Friday unless otherwise specified in the offering documents of the Issuer Fund.

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“Cash Account Debit” has the meaning given in Section 3.6(a).

“Cash Accounts” has the meaning given in Section 3.7.

“CFTC” means the Commodity Futures Trading Commission.

“Change” has the meaning given in Schedule 1-A.

“Change of Control of Provider” has the meaning given in Section 8.3(a)(vii)(A).

“Change Procedures” means the procedures set forth in Schedule 1-A.

“Changes to the Services” has the meaning given in Section 10.1(e)(vi).

“CHAPS” means Clearing House Automated Payment System, a company that facilitates large money transfers denominated in British pounds.

“CHIPS” means Clearing House Interbank Payments System, a bank-owned payment system for clearing and settling large value payments in the United States.

“Collateral” has the meaning given in Section 1.1(a).

“Commercially Reasonable Efforts” means acting in a determined, prudent and reasonable manner to perform its obligations.

“Company” has the meaning given in the preamble.

“Confidential Information” has the meaning given in Section 16.1(a)(i).

“Constructive Funding Date” means with respect to any constructive Advance, the calendar day on which Provider is deemed to fund such Loan.

“Contract Worker” means an individual employed by Provider on a contract or temporary basis to perform the Services.

“Control” and derivatives thereof means, with respect to any entity, (i) 50.1% or more of the ownership of such entity, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities (or other ownership interest), by contract or otherwise.

“Control Agreement” means, as applicable, each Uncertificated Securities Control Agreement among (a) (i) the Company on behalf of each of its Lending Funds (severally and not jointly) or (ii) each of the Other Funds (severally and not jointly), (b) the Provider and (c) State Street Bank and Trust Company (the “Transfer Agent”) in its capacity as transfer agent for Blackrock Funds III (the “Issuer”) on behalf of its Issuer Fund.

“Damages” means all damages, fines, penalties, deficiencies, losses, and liabilities (including judgments and amounts reasonably paid in settlement).

“Data Security Breach” has the meaning given in Section 15.1(c).

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“Depository” means (a) DTC, (b) any Eligible Securities Depository, and (c) and any other clearing agency or securities depository registered with the SEC under Section 17A of the Exchange Act, and the respective successor(s) and nominee(s) of the foregoing, and (d) any other person authorized to act as a depository under the 1940 Act, its successor(s) and its nominee(s), specifically identified in a certified copy of a resolution of the Board.

“Disclosees” has the meaning given in Section 12.2.

“Disengagement Assistance” has the meaning given in Section 9.1.

“Divested Entity” has the meaning given in Section 9.2.

“DTC” means the Depository Trust Company.

“Effective Date” has the meaning given in the preamble.

“Equipment” means equipment and hardware, including computers and related equipment, such as central processing units and other processors, servers, controllers, modems, communications and telecommunications equipment (voice, data and video networks and datalines), cables, storage devices, printers, terminals, other peripherals and input and output devices, and other tangible mechanical and electronic equipment intended for the processing, input, output, storage, manipulation, communication, transmission and retrieval of information and data.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exclusive Control Event” has the meaning given in Section 3.6(f).

“Extended Loan” has the meaning given in Section 3.6(d).

“Extension Interest” has the meaning given in Section 3.6(d).

“Extension Period” has the meaning given in Section 8.1(c).

“Feedback” means any feedback, comments or suggestions provided by BTC or any Lending Fund regarding any Independent Work of Provider or any of its Affiliates.

“Feedback Intellectual Property” means any Intellectual Property Rights that Provider or any of its Affiliates (or any Provider Personnel) creates, whether alone or jointly with others, after the Effective Date that is based on, incorporates or otherwise results from, refers to or relies on any Feedback.

“Fees” has the meaning given in Section 7.1(a).

“FERSA” means the Federal Employees’ Retirement System Act of 1986.

“FDIC” means the Federal Deposit Insurance Corporation.

“Force Majeure Event” has the meaning given in Section 23.1(a).

“Funding Date” means with respect to any Advance, the Business Day on which Provider funds such Advance.

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“Furnishing Party” has the meaning given in Section 16.1(a)(i).

“Governmental Authority” means any federal, state, municipal, local, territorial or other government department, regulatory authority, judicial or administrative body, domestic, international or foreign.

“Hague Securities Convention” means the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, concluded on July 5, 2006 and effective as Federal Law on April 1, 2017.

“Indemnified Party” has the meaning given in Section 19.5(a).

“Indemnifying Party” has the meaning given in Section 19.5(a).

“Independent Work” means any Intellectual Property Rights that a Party (or its Affiliates): (a) created or owned prior to the Effective Date; or (b) creates after the Effective Date and outside the scope of this Agreement, including, with respect to each of (a) and (b), any modifications, enhancements or derivative works thereof or based thereon. For the avoidance of doubt, Intellectual Property Rights created by Provider for Provider’s clients (other than BTC or any Lending Fund) generally, whether prior to or outside the scope of this Agreement, shall be “Independent Work”, even if also used by Provider for the benefit of BTC or a Lending Fund in connection with the Services.

“Industry Event” means large-scale failure, malfunction or error of any third party telecommunications, electrical, mechanical, or technological infrastructure, service or system or other event that results in the closure of any securities, cash or other market(s) in which Lending Funds participate.

“Initial Term” has the meaning given in Section 8.1(a).

“Intellectual Property Rights” means all right, title and interest in and to intellectual and industrial property rights recognized in any jurisdiction, including (a) patents, patent applications, statutory invention registrations, registered designs and similar or equivalent rights in inventions and designs, and all rights therein provided by international treaties and conventions, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, renewals, substitutions and extensions (including any supplemental protection certificate); (b) trademarks, trade dress, trade names, brand names, corporate names, service marks, certification marks, designs, logos, slogans and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; (c) registered and unregistered copyrights, works of authorship (including rights in Software as a work of authorship), copyrightable works (published or unpublished) and all applications and registrations therefor; (d) Software; (f) Trade Secrets; (g) moral rights, economic rights, database rights, design rights, industrial property rights, publicity rights, and privacy rights; (h) rights associated with domain names, uniform resource locators, Internet Protocol addresses, social media handles and other names, identifiers, and locators associated with Internet addresses, sites and services; (i) other similar or equivalent intellectual property rights anywhere in the world; and (j) all actions and rights to sue at law or in equity for past, present and future infringement, misappropriation, dilution or other violation or impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, divisionals or other extensions of legal protections pertaining thereto.

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“Issuer” has the meaning given in Section 22.1 in the definition of Control Agreement.

“Issuer Fund” means Blackrock Cash Funds: Institutional or Blackrock Cash Funds: Treasury (as applicable).

“JAMS” has the meaning given in Section 21.2.

“Key Provider Position” means positions of Provider as identified by the parties in writing from time to time.

“Law” means any of the following, now existing or hereafter enacted, and in each case as applicable to the Services: (a) country, state, provincial, local or other law or statute, (b) rule or regulation issued by a regulatory body, (c) written or authoritative interpretation by a regulatory body of any such law, statute, rule or regulation, (d) enforceable regulatory guidance, judicial, governmental, or administrative order, judgment, decree or ruling, or written and enforceable requirements of self-regulatory bodies and organizations, or (e) FERSA, OCC Regulation 9, the USA PATRIOT Act of 2001, as amended, the Bank Secrecy Act, as amended, the Securities Act, the Exchange Act or the 1940 Act.

“Lending Fund” has the meaning given in the preamble to this Agreement.

“Lending Fund Auditors” has the meaning given in Section 15.1.

“Lending Fund Laws” means all Laws that are directly applicable to the Lending Funds and compliance with which is dependent upon the manner in which the Services are performed.

“Lending Fund Termination Date” has the meaning given in Section 8.2(e).

“Losses” has the meaning given in Section 19.1.

“Malicious Code” means any code, program, or sub-program whose known or intended purpose is to damage or interfere with the operation of the computer system containing the code, program or sub-program, or to halt, disable or interfere with the operation of the software, code, program, or sub-program, itself.

“Master Services Agreement” means that certain BFA Master Services Agreement among each BFA Recipient (as defined therein), BlackRock Fund Advisors and Provider.

“New Lending Fund” has the meaning given in Section 3.6(c).

“New Services” means services that are materially different from, and in addition to or outside the scope of, the then-existing Services. New Services will not include any work: (i) comprising the “Services” (as defined herein) or that is an inherent, necessary or customary part thereof; (ii) that Provider requires to meet the Standard of Care; or (iii) that can be completed using existing Provider resources without impacting the Service Levels.

“NFA” means the National Futures Association.

“Notice of Exclusive Control” has the meaning given in the Control Agreement.

“Notification Related Costs” has the meaning given in Section 11.2(g).

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“Obligations” has the meaning given in Section 3.6(d).

“OCC Regulation 9” means the Office of the Comptroller of the Currency’s regulations on fiduciary activities codified in 12 CFR Part 9.

“Original Lending Fund” has the meaning given in Section 3.6(c).

“Other Agreements” has the meaning given in Section 1.1(c).

“Other Cash Accounts” has the meaning given in Section 3.7.

“Other Funds” has the meaning given in Section 1.1(c).

“Party” or “Parties” has the meaning given in the preamble.

“Passport Information” has the meaning given in Section 12.1.

“Pass Through Account” has the meaning given in Section 1.1(b).

“Persistent or Pervasive Breach” has the meaning given in Section 8.3(a)(i)(B).

“Personal Information” has the meaning given in Section 12.1(a).

“Pledged Shares” has the meaning given in the Control Agreement.

“Pro Rata Portion” means in relation to the Returned Collateral, a percentage thereof equal to the quotient of A divided by B as determined by BTC, where:

“A” is the total number of units of the Returned Securities that were provided by the Lending Fund to be loaned to the relevant Borrower; and

“B” is the total number of units of the Returned Securities that were provided by all Lending Funds and Other Funds to be loaned to such relevant Borrower.

“Processing” means any operation or set of operations which is performed upon BTC Data, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking or dispersed erasure, or destruction.

“Project” has the meaning given in the Change Procedures.

“Proper Instructions” means (a) instructions given by an Authorized Person in such form and manner as Provider and the applicable Lending Fund will agree upon from time to time, (b) instructions (which may be continuing instructions) regarding matters signed or initialed by an Authorized Person and (c) instructions received by Provider in accordance with agreed upon authentication procedures, and includes, the instructions for Provider to (i) receive Securities from Lending Fund and promptly accept such Securities for credit to the Pass-Through Account, (ii) promptly cause Securities to be transferred from the Pass Through Account to a securities account specified for the applicable Borrower and/or Lending Fund, (iii) receive Returned Securities from Borrower and promptly transfer such Returned Securities to a securities account specified for the applicable Lending Fund, (iv) transfer Returned Collateral with respect to such Returned Securities

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and cash with respect to mark to market payments to a deposit account specified for Borrower, (v) to the extent required to effect the transfer of cash with respect to mark to market payments and Returned Collateral to Borrower as set forth in clause (iv) hereof, and provided Provider has agreed to make such Advances under Section 3.6 hereof, make Advances from time to time to the Lending Fund (as further set forth in Section 3.6(a)), (vi) effect the transfer of cash in connection with investment in an Issuer Fund in connection with Lending Fund activity, and (vii) such other activities as may be mutually agreed upon by the Parties and reflected in Schedule 1-A.

“Property” means the Lending Funds’ Securities and cash, credited to the Pass Through Account, the Cash Account and the Other Cash Account, as applicable.

“Provider” has the meaning given in the preamble to this Agreement.

“Provider Affiliate” means an Affiliate of Provider.

“Provider Confidential Information” has the meaning given in Section 16.1(a)(iii).

“Provider Deposit Account” means such deposit account specified by Provider from time to time.

“Provider Infringement Items” has the meaning given in Section 19.1(b).

“Provider Laws” means all Laws that are directly applicable to Provider and related to the Services.

“Provider Personnel” has the meaning given in Section 5.1.

“Provider Technology” means (a) collectively, the systems and application software, middleware, communications links and other devices and technology, owned or controlled by Provider and used in the performance of the Services, and (b) Provider Third Party Technology.

“Provider Third Party Technology” means the hardware, systems and application software, middleware, communications links and other devices and technology owned or controlled by third parties and licensed to Provider and that Provider may use from time to time in the performance of the Services.

“Purposes” has the meaning given in Section 12.2.

“Receiving Party” has the meaning given in Section 16.1(a)(i).

“Regulation S-P” means 17 C.F.R. 248.30 which requires registered broker-dealers, investment companies and investment advisors to adopt written policies and procedures that address administrative, technical and physical safeguards for the protection of customer records.

“Returned Collateral” means the aggregate principal amount of the Collateral to be returned to the applicable Borrower upon receipt by the Provider, on behalf of the relevant Lending Funds or Other Funds, of Returned Securities.

“Returned Securities” has the meaning given in the Control Agreement.

“Sanctions” has the meaning given in Section 10.1(d)(i).

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“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” will have the same meaning as when such term is used in the Securities Act including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument known as a “security” or a “financial asset” (each as defined in the UCC) or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing, and futures, forward contracts and options thereon.

“Securities Lending Agreement” has the meaning given in Section 1.1(a).

“Securities Loan” has the meaning given in Section 3.6(a).

“Service Level Schedules” means the schedules that describe the Service Levels and the respective obligations of Provider and the applicable Lending Funds in relation thereto.

“Service Levels” means the Service levels and the respective obligations of Provider and the applicable Lending Funds in relation thereto.

“Services” has the meaning given in Section 2.1.

“SOC 1” means the AICPA System and Organizational Controls for Service Organizations – SOC 1: Report on Controls at a Service Organization Relevant to User Entities’ Internal Control over Financial Reporting audit, as amended or superseded or replaced from time to time, or other modified or replacement or successor report.

“SOC 2” means the AICPA System and Organizational Controls for Service Organizations – SOC 2: Reporting on an Examination of Controls at a Service Organization Relevant to Security, Availability, Processing Integrity, Confidentiality, or Privacy audit, as amended or superseded or replaced from time to time, or other modified or replacement or successor report.

“Software” means all computer programs (whether in source code, object code, human readable form or other form), code (including software implementations of algorithms, models and methodologies), applications, application programming interfaces, firmware, software development kits, library functions, operating systems and virtualization environments, user interfaces, diagnostic tools, compilers and version control systems, together with all boot, compilation, configuration, debugging, performance analysis and runtime files, libraries and documentation, including user manuals and training materials, related to any of the foregoing.

“Standard of Care” has the meaning given in Section 4.1.

“SWIFT” means Society for Worldwide Interbank Financial Telecommunication.

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“Taxes” has the meaning given in Section 7.3.

“Term” has the meaning given in Section 8.1(a).

“Third Party Market Utility Provider” means any provider (not being an Authorized Data Source or Third Party Provider) of (i) generally used industry messaging and payment transfer systems (including SWIFT, CHIPS and CHAPS) and (ii) market facilities and infrastructure generally used by the financial investment intermediary industry including investment exchanges, alternative trading systems, clearing houses, securities and investment depositories and systems for the settlement of transactions in relation to securities, investments and foreign exchange.

“Third Party Provider” means any provider of services to any Lending Fund (other than Provider or a delegate), including, without limitation, any investment adviser or sub-adviser, custodian, distributor, dealer, transfer agent, administrator, accounting agent or fiduciary in respect thereof.

“Trade Secrets” means trade secrets, know-how and industrial secret rights, rights in confidential information (including technical information, inventions and invention disclosures (whether or not patented or patentable and whether or not reduced to practice), data (including user data, whether in identifiable or anonymized form), databases, data collections, designs, processes, testing procedures, testing results and business, financial, sales and marketing plans) and other proprietary intellectual property rights in any jurisdiction with respect to the foregoing, in each case, that derives independent economic value, whether actual or potential, from not being generally known to other persons.

“Transfer Agent” has the meaning given in Section 22.1 in the definition of Control Agreement.

“Transfer Taxes” has the meaning given in Section 7.3(d).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unsecured Obligations” has the meaning given in Section 3.6(g).

“U.S. Securities System” means a “securities intermediary” as defined in Section 8-102 of the UCC or book-entry system authorized by the U.S. Department of the Treasury.

“VAT” has the meaning given in Section 7.3.

“Work Product” means any Intellectual Property Rights conceived, created or produced by Provider Personnel, whether alone or jointly with others, in the course of (i) performing the Services or (ii) otherwise created, developed or invented in connection with this Agreement at or upon the request or requirement of BTC or any Lending Fund for the use of BTC or any Lending Fund(s), including, in each case of (i) or (ii), any modifications, enhancements or derivative works thereof or based thereon, and in each case of (i) or (ii), that is the subject of a Project request pursuant to Section 2.1 of Schedule 1-A, but excluding, in each case of (i) and (ii), any (x) Independent Work of o Provider or its Affiliates, (y) data and information of Authorized Data Sources, or (z) Provider Third Party Technology that is incorporated therein.

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23.	MISCELLANEOUS

23.1	Force Majeure.

(a)

Neither Party will be liable for failure to perform or delay in performing its obligations to the extent such failure or delay is caused by or resulting from fire, flood, earthquake, elements of nature or acts of God, wars, riots, civil disorders, rebellions or revolutions, acts of terrorism, pandemics, nationalization, expropriation, currency restrictions, political risk (including exchange control restrictions, confiscation, insurrection, civil strife or armed hostilities) to the extent beyond such Party’s reasonable control, or other facts or circumstances beyond such Party’s reasonable control (a “Force Majeure Event”); provided that:

(i)	the non-performing Party (and such Party’s Third Party Providers, as applicable) are without material fault in causing the default or delay;

(ii)

the default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means (including, with respect to Provider, the implementation of any business continuity or disaster recovery plan required to be maintained by it under this Agreement); and

(iii)	the non-performing Party uses Commercially Reasonable Efforts to minimize the impact of such default or delay.

(b)

Provided that Provider has exercised reasonable care and diligence and complied with its obligations to implement its disaster recovery and business continuity plan and reasonable work-arounds to mitigate the effect of a Force Majeure Event, a Force Majeure Event will include:

(i)	an Industry Event; and

(ii)

any industry-wide strike, lockout or labor dispute involving a Party’s personnel or refusal of such Party’s employees to enter a facility that is the subject of such a labor dispute, to the extent such refusal is based upon a reasonable fear of harm.

(c)

Provider will not be entitled to any additional payments from any Lending Funds (or BTC, on behalf of any Lending Funds), for costs or expenses incurred by Provider as a result of any Force Majeure Event.

(d)	Notwithstanding the provisions of Section 23.1(a), the Lending Funds will have the termination right provided in Section 8.3(a)(iii) with respect to Force Majeure Events.

23.2

Business Continuity. Provider will develop, maintain and regularly test a business continuity plan (a “BCP Plan”) that is designed to provide reasonable assurances regarding the continued operation of the Services to Lending Funds in the event of a business interruption.

23.3

Parties’ Relationship. The Parties hereto are independent parties. Provider, in furnishing the Services, is acting as an independent contractor. Provider has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed all work to be performed by Provider Personnel under this Agreement. At no time will any Provider Personnel represent himself or herself as an employee of any Lending Fund or BTC, or be considered an employee of any Lending Fund or BTC. Provider is not a joint venturer with, nor an employee or partner of any Lending Fund or BTC, and has no authority to represent or bind any Lending Fund or BTC as to any matters, except as expressly authorized in this Agreement.

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23.4	Assignment.

(a)

By Provider. Provider acknowledges and agrees that the Services are personal in nature. Without the prior written consent of all affected Lending Funds (which consent may be withheld in any Lending Fund’s sole discretion), Provider will not have the right to transfer or assign its rights or obligations under this Agreement, except as part of a resolution or other insolvency proceeding for such Provider or a parent entity thereof.

(b)

By Lending Fund. Each Lending Fund will have the right in its sole discretion to transfer or assign its rights or obligations under this Agreement (in whole or in part), upon the provision of prior written notice to Provider, to: (i) any Affiliate of such Lending Fund so long as the assignee remains an Affiliate of a Lending Fund; (ii) a purchaser of all or substantially all of the capital stock or assets of a Lending Fund, provided that such purchaser or entity agrees in writing to be bound by this Agreement with respect to the applicable Services; or (iii) an entity with which a Lending Fund consolidates or merges. In such circumstances, each such Lending Fund shall remain primarily liable for its obligations under this Agreement.

23.5

Public Disclosures. Except as: (a) required by Law; (b) required to discharge its obligations under this Agreement; (c) permitted pursuant to Section 5.1(i)(iii) herein; (d) permitted pursuant to Section 16.1(c); or (e) otherwise permitted upon the written consent of the other Party, neither Party will use or announce, release, disclose, or discuss with any third parties, information regarding this Agreement or the Services, including the other Party’s name or trademark in any media releases, advertising or marketing materials, without the other Party’s prior consent. Use of any trademarks or service marks of any Party (or marks of related companies) by the other Party is prohibited, unless the Parties otherwise agree in writing. Any grants of publicity rights to Provider by a Lending Fund hereunder may not exceed twelve (12) months and may be renewed only upon written approval of such Lending Fund. Nothing in this Section 23.5 shall preclude a Lending Fund or BTC from identifying Provider as its service provider.

23.6

No Waiver. No failure, delay or omission by a Party to exercise any right, remedy or power it has hereunder will impair or be construed as a waiver of such right, remedy or power. A waiver by any Party of any breach or covenant will not be construed to be a waiver of any succeeding breach or any other covenant. All waivers will be in writing and signed by an authorized representative of the waiving Party.

23.7

Remedies Cumulative. Except as otherwise set forth herein: (a) all remedies provided for herein will be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise, and (b) the election by a Party of any remedy provided for herein or otherwise available to such Party will not preclude such Party from pursuing any other remedies available to such Party at law, in equity, by contract or otherwise.

23.8	Covenant of Good Faith. Each Party, in its dealings with the other Party under or in connection with this Agreement, will act reasonably and in good faith.

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23.9

Notices. Any formal notice, consent, approval, acceptance, agreement or other communication given pursuant to this Agreement will be in writing and will be effective either when delivered personally to the Party for whom intended, by email (with confirmation of delivery) or overnight delivery services (with confirmation of delivery) (unless delivered after normal business hours, in which case it will be deemed the next Business Day), addressed to such Parties as specified below. A Party may designate a different address by notice to the other Party given in accordance herewith.

For BTC or a Lending Fund:	BlackRock Institutional Trust Company, N.A.
400 Howard Street
San Francisco, CA 94105
Attention: Roland Villacorta
Email: Roland.Villacorta@blackrock.com

with copy (which shall not constitute notice) to:	BlackRock, Inc.
Legal and Compliance
400 Howard Street
San Francisco, CA 94105
Attention: Deepa Damre
Email: Deepa.DamreSmith@blackrock.com

and

BlackRock, Inc.
55 East 52nd Street
New York, NY 10022
Attention: Phil Evans
Email: Phil.Evans@blackrock.com

For Provider:	JPMorgan Chase Bank N.A.
200 Capital Dock, 79 Sir John Rogerson’s Quay,
Floor 04
Dublin, IE-D, D02 RK57, Ireland
Attention: Timothy Fitzgerald
Email: tim.fitzgerald@jpmorgan.com

with copy (which shall not constitute notice) to:	JPMorgan Chase Bank N.A.
451 D Street, 8th Floor
Boston, MA 02210
Attention: John A. Miller
Email: john.a1.miller@jpmorgan.com

and

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JPMorgan Chase Bank N.A. 25 Bank Street, Canary Wharf
London, E14 5JP
Attention: Harpreet Bains
Email: Harpreet.x.bains@jpmorgan.com

and

JPMorgan Chase Bank N.A.
Legal Department 4 New York Plaza, 21st Floor
New York, NY 10014
Attention: Lipi Shah
Email: lipi.shah@jpmchase.com

23.10	Governing Law/Proceedings.

(a)

Governing Law. The Parties irrevocably agree that any legal action, suit or proceeding arising out of this Agreement will be brought solely and exclusively in the State of New York. This Agreement will be construed and governed under and in accordance with the Laws of the State of New York, without regard to its conflict of law provisions. All disputes arising out of this Agreement will be exclusively resolved in a court of competent jurisdiction in the State of New York. Each Party expressly consents to the jurisdiction of the U.S. District Court for the Southern District of New York, and waives any objections or right as to forum non conveniens, lack of personal jurisdiction or similar grounds.

(b)

Certain Laws Not Applicable. The Parties agree that, to the extent permitted under applicable Law, the provisions of the Uniform Computer Information Transactions Act, the Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act, the U.N. Convention on Contracts for the International Sale of Goods, any federal or state statutory adoptions or equivalents of the aforementioned Acts and Convention, and any other state or federal laws related to electronic contracts or electronic signatures will not apply to this Agreement.

(c)

Proceedings. Provider will, except to the extent legally impermissible, advise all affected Lending Funds of actual legal or other proceedings relating to the Services of which Provider becomes aware and that materially adversely affect Provider’s ability to meet its obligations under this Agreement.

(d)	Each Party expressly waives any right to a trial by jury with respect to any dispute arising out of this Agreement.

23.11

Third Party Beneficiaries. There will be no third party beneficiaries under this Agreement, except for Affiliates of the Lending Funds that are receiving the benefit of Services, or as required by Laws.

23.12

Waiver of Liens. Provider shall not have any power or authority to assign, hypothecate, pledge, or otherwise dispose of any Property in Provider’s “control” (within the meaning of UCC Sections 8-106, 9-104 or 9-106), except pursuant to Proper Instructions from a Lending Fund, BTC or as may be agreed to by the Parties from time to time, and the Property shall not be subject to any lien or charge of any kind in favor of Provider or any person claiming through Provider, except as set forth in Article 3. Without prejudice to any of Provider’s rights under Article 3, Provider, for itself,

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its employees and materialmen, hereby waives and relinquishes all right to file, have or maintain a mechanic’s or similar claim or lien against any property of any Lending Fund or any part thereof for or on account of the work or any materials or equipment furnished hereunder. Except as may be agreed to by the Parties from time to time, Provider will not create or permit to be created or remain any lien, encumbrance or charges levied on account of any mechanic’s lien or claim that may become a lien, encumbrance or charge upon any of the Property or any part thereof.

23.13	Conflicts of Interest. Provider will maintain procedures and controls to prevent conflicts of interest within its custody business from adversely affecting the Lending Funds.

23.14	Rules of Construction.

(a)

Entire Agreement. This Agreement, consisting of these general terms and conditions and the attached Exhibit A through Exhibit D and Schedule 1-A through Schedule 1-B constitute the sole and entire agreement among the Parties with respect to the subject matter hereof. This Agreement merges, integrates and supersedes all prior and contemporaneous discussions, agreements and understandings between the Parties, whether written or oral, with respect to the matters contained herein.

(b)

Use of Certain Words. Unless the context requires otherwise: (i) “including” (and any of its derivative forms) means including but not limited to; (ii) “may” means has the right, but not the obligation to do something and “may not” means does not have the right to do something; (iii) “will” and “shall” are expressions of command, not merely expressions of future intent or expectation; (iv) “written” or “in writing” is used for emphasis in certain circumstances, but that will not derogate from the general application of the notice requirements set forth in Section 23.9 in those and other circumstances; and (v) use of the singular imports the plural and vice versa.

(c)

Construction of Objectives. The objectives set forth in Section 1.2 or elsewhere in this Agreement provide a general introduction to this Agreement or the terms set forth in a particular Section of this Agreement. They are not intended to alter the plain meaning of this Agreement or to expand the scope of the Parties’ express obligations under it.

(d)	Interpretation. The terms and conditions of this Agreement are the result of negotiations between the Parties.

(e)

Headings and Article, Section and Exhibit References. The Article and Section headings, Table of Contents, and Table of Exhibits are for reference and convenience only and will not be considered in the interpretation of this Agreement. Unless otherwise indicated, Article or Section references are to Articles or Sections of the document in which the reference is contained. References to numbered Articles or Sections of this Agreement also refer to and include all subsections of the referenced Article or Section. References to Exhibits of this Agreement also refer to and include all Attachments of the referenced Exhibit.

(f)	Order of Precedence. If a conflict occurs between this Agreement and any Exhibit to this Agreement, the terms of this Agreement will prevail to the extent necessary to resolve the conflict.

(g)

Survival. Any and all provisions of this Agreement which by their nature or effect are required or intended to be observed, kept, or performed after the expiration or termination of this Agreement will survive the expiration or any termination of this Agreement and remain binding upon and for the Parties’ benefit.

Custody Services Agreement	-70-

(h)

Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal, or otherwise unenforceable, the same will not affect the other terms or provisions hereof or the whole of this Agreement, but such term or provision will be deemed modified to the extent necessary in the court’s opinion to render such term or provision enforceable, and the Parties’ rights and obligations will be construed and enforced accordingly, preserving to the fullest permissible extent the Parties’ intent and agreements set forth in this Agreement.

(i)

Amendment. This Agreement may be amended or modified solely in a writing signed by an authorized representative of each Party. Any terms and conditions varying from the terms and conditions hereof on any order or written notification from either Party will not be effective or binding on the other Party unless agreed to in writing.

(j)

Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together will constitute one single agreement between the Parties. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

23.15	Amendments to Agreement. Nothing contained within this Agreement will prevent the Parties from agreeing to additional provisions in writing from time to time.

23.16

Separate Agreement. Execution of this Agreement by a Company on behalf of each of its funds or series (severally and not jointly) shall not create any contractual or other obligation between or among such funds or series or any other Companies (or their respective funds or series), and this Agreement shall constitute a separate agreement among Provider, BTC and each Company on behalf of each of its funds or series. Every reference to a Lending Fund shall be construed to be a reference solely to the particular Company (and each of its funds and series severally) that is a party to the relevant transaction or action. Each of the Parties agrees that under no circumstances shall any rights, obligations, remedies or liabilities of a particular Lending Fund, or with respect to transactions or actions to which a particular Lending Fund is a party, be deemed to constitute rights, obligations, remedies or liabilities applicable to any other Lending Fund or to transactions or actions to which other Lending Fund are parties, and Provider shall have no right to set off claims of any Lending Fund against Pledged Shares or liabilities of any other Lending Fund. All transactions and actions are entered into in reliance on the fact that this Agreement constitutes a separate agreement among Provider, BTC on behalf of each Lending Fund and each Lending Fund.

23.17

Individual Fund Basis/Limitation on Liability. This Agreement is executed by BTC with respect to each individual Company on behalf of each Lending Fund, and the obligations hereunder are not binding upon any of the trustees, directors, officers or shareholders of BTC, any Lending Fund or any series (as applicable), individually.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each Party hereto has executed or caused this Custody Services Agreement to be executed as of the date set forth above by its duly authorized representative.

Date of Execution and Delivery: November 18, 2021

BLACKROCK INSTITUTIONAL TRUST COMPANY, N.A., acting on behalf of each Company and series thereof listed in Exhibit A to this Custody Services Agreement

By:	/s/ Roland Villacorta
Name:	Roland Villacorta
Title:	Managing Director

iSHARES, INC., on behalf of each of its series listed in Exhibit A to this Custody Services Agreement

By:	/s/ Trent Walker
Name:	Trent Walker
Title:	Treasurer and Chief Financial Officer

iSHARES TRUST, on behalf of each of its series listed in Exhibit A to this Custody Services Agreement

By:	/s/ Trent Walker
Name:	Trent Walker
Title:	Treasurer and Chief Financial Officer

iSHARES U.S. ETF TRUST, on behalf of each of its series listed in Exhibit A to this Custody Services Agreement

By:	/s/ Trent Walker
Name:	Trent Walker
Title: Treasurer and Chief Financial Officer

Custody Services Agreement	[Signature Page]

JPMORGAN CHASE BANK, N.A.

/s/ Brian Eckert
Name:	Brian Eckert
Title:	Executive Director

Custody Services Agreement	[Signature Page]